UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Air Transport Services Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2023 PROXY STATEMENT

ATSG
AIR TRANSPORT SERVICES GROUP

145 Hunter Drive, Wilmington, Ohio 45177
April 13, 2023
Dear Fellow Stockholders:
It is our pleasure to invite you to the 2023 Annual Meeting of Stockholders of Air Transport Services Group, Inc. (the “Annual Meeting”). The Annual Meeting will be held at 11:00 a.m., Eastern Time, on Wednesday, May 24, 2023, and will be a webcast meeting of stockholders.
You will be able to attend the Annual Meeting, vote and submit your questions in advance of and real-time during the meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/ATSG2023. To participate in the Annual Meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive the proxy materials by mail. You will not be able to attend the Annual Meeting in person. The Annual Meeting is being held on a virtual-only basis in order to save time and travel expense for our stockholders and facilitate participation by the broadest number of stockholders possible.
Attendance at the Annual Meeting is limited to stockholders of record as of the close of business on March 27, 2023, or their duly appointed proxies. We strongly encourage you to participate by voting your proxy in one of the methods explained in the Notice of Annual Meeting of Stockholders that you received in the mail.
This year we have once again elected to furnish proxy materials to the majority of our stockholders via the Internet. This delivery process allows us to provide stockholders with the information they need in an accessible format, while lowering the costs of delivery and reducing the environmental impact of your Annual Meeting.
Please read the Notice of Annual Meeting of Stockholders and Proxy Statement carefully. Your vote is important. The Board of Directors recommends that you vote your shares as follows for each proposal included in the Proxy Statement.
1.	FOR the election of each of the Board of Directors’ 10 nominees for Director (Proposal No. 1).
2.	FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2023 (Proposal No. 2).
3.	FOR the approval of the advisory vote on executive compensation (Proposal No. 3).
4.	FOR conducting future advisory votes on executive compensation on an annual basis (Proposal No. 4).
On behalf of your Board of Directors, we thank you for your continued support. Your interest and investment in the Company are greatly appreciated.
Sincerely,

JOSEPH C. HETE	RICHARD F. CORRADO
Chairman of the Board	President & Chief Executive Officer

145 Hunter Drive, Wilmington, Ohio 45177

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
TO BE HELD MAY 24, 2023
Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Air Transport Services Group, Inc., a Delaware corporation (the “Company”), has been called and will be held on Wednesday, May 24, 2023 at 11:00 a.m., Eastern Time. The Annual Meeting will be held virtually and can be accessed online at www.virtualshareholdermeeting.com/ATSG2023. There is no physical location for the Annual Meeting.
The meeting is being held for the following purposes:
1.	To elect 10 directors to the Board of Directors, each for a term of one year;
2.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2023;
3.	To hold an advisory vote on executive compensation;
4.	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and
5.	To attend to such other business as may properly come before the Annual Meeting and any adjournments thereof.
You may vote in advance of the Annual Meeting via the Internet, by telephone, or by using the proxy card that will be enclosed with these materials (if you received a printed copy of the proxy materials). If you intend to use the proxy card, please mark, date and sign it, then return it promptly in the postage-paid envelope that comes with the card. If you intend to vote over the telephone or via the Internet, please follow the instructions on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Your vote is important!
You may revoke your proxy at any time before the vote is taken at the virtual Annual Meeting. If you are a stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method); (2) providing a written notice of revocation to the Corporate Secretary of the Company at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, prior to your shares being voted; or (3) participating in the virtual Annual Meeting and voting. Attendance at the virtual Annual Meeting will not cause your previously granted proxy to be revoked unless you vote at the Annual Meeting and specifically so request. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the online virtual Annual Meeting and voting.
We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/ATSG2023. The webcast will start at 11:00 a.m. Eastern Time. You will need the sixteen-digit control number that is included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to vote and submit questions while attending the Annual Meeting online. If you do not have your sixteen-digit control number, you will only be able to listen to the Annual Meeting.
The Annual Meeting is being held on a virtual-only basis in order to save time and travel expense for our stockholders and facilitate participation by the broadest number of stockholders possible, while providing substantially the same access and exchange with the Board and management as an in-person meeting. We believe that we are observing best practices for virtual stockholder meetings, including by providing a support line for technical and other assistance and addressing as many stockholder questions as time allows. Additional information on how you can participate in the virtual Annual Meeting to the fullest extent is set forth under the heading “Questions and Answers about the Proxy and Annual Meeting,” starting on page 8 of this Proxy Statement.
The foregoing matters are described in more detail in the Proxy Statement that is available at www.proxyvote.com prior to the day of the Annual Meeting or at www.virtualshareholdermeeting.com/ATSG2023 on the day of and during the Annual Meeting.

Only holders of record of shares of common stock of the Company as of the close of business on March 27, 2023, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.
By Order of the Board of Directors

Wilmington, Ohio April 13, 2023	W. JOSEPH PAYNE Secretary
YOU ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY ALSO REQUEST A PAPER COPY OF THE COMPANY’S PROXY MATERIALS, WHICH WILL INCLUDE A PROXY CARD. THEN, YOU MAY VOTE BY FILLING IN, SIGNING AND RETURNING THE PROXY CARD IN THE PROVIDED ENVELOPE.

2023 PROXY STATEMENT	i

ii	2023 PROXY STATEMENT

2023 PROXY STATEMENT	iii

PROXY STATEMENT SUMMARY
This Proxy Statement Summary highlights information contained elsewhere in this Proxy Statement, which is first being sent or made available to stockholders on or about April 13, 2023. This summary does not contain all of the information you should consider, so please read the entire Proxy Statement carefully before voting.

2023 ANNUAL MEETING OF STOCKHOLDERS INFORMATION
Date and Time:	Wednesday, May 24, 2023, at 11:00 a.m. Eastern Time
Virtual Meeting Access:	www.virtualshareholdermeeting.com/ATSG2023
Record Date:	March 27, 2023
MATTERS TO BE VOTED UPON
Proposals		Board Recommendation	Page Reference
1.	Election of the 10 director nominees named in this proxy statement	FOR each of the nominees	15
2.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2023	FOR	53
3.	Advisory vote to approve the compensation of the Company’s named executive officers	FOR	55
4.	Advisory vote on the frequency of future advisory votes on executive compensation	FOR ONE YEAR	56
VOTING METHODS
BY INTERNET	BY TELEPHONE	BY MAIL	AT THE MEETING

Go to www.proxyvote.com and follow the instructions	Call 1-800-690-6903	Sign, date and return your proxy card or voting instruction form	Go to www.virtual shareholdermeeting.com/ ATSG2023 and attend the virtual meeting
2023 PROXY STATEMENT	1

2022 PERFORMANCE HIGHLIGHTS
•	Record revenues of $2.0 billion in 2022, an increase of 18%, or $311 million, from 2021.
•
Earnings from continuing operations of $196 million, or $2.26 per share diluted, down 14% from the prior year. In 2021, earnings included $112 million in pretax contributions from pandemic-related government grants.

•
ATSG’s fleet of aircraft in service increased by 13 to 128 during 2022, including six more dry leases of Company-owned newly converted Boeing 767 freighter aircraft and seven more customer-owned Boeing 767 freighter aircraft being operated by our airlines.

•	Feedstock aircraft secured for the 20 freighters to be leased to customers in 2023.
•	Awarded and completed a strong schedule of passenger airline missions for government customers.
•	Agreements to extend and expand ATSG’s longstanding commercial relationship with DHL with six-year extension of operating agreement and three additional Boeing 767-300 freighter leases.
STOCKHOLDER ENGAGEMENT
We welcome and have long-standing, active engagement with our stockholders, and we regularly share our stockholders’ perspectives with the Board. Our senior management holds quarterly conference calls with investors and analysts to discuss and answer questions concerning the Company’s business and financial results. During 2022, we also spoke with dozens of current and prospective investors through our participation in nine investor conferences and many one-on-one meetings held virtually or in-person. We also seek to engage with stockholders and analysts through our website, other virtual meetings and calls, and the use of various media to convey key investment messages. Stockholders may communicate directly with our Board via the procedures set forth under “Communications with the Board” on page 28.
The Board, in consultation with the Nominating and Governance Committee, regularly reviews our corporate governance and adjusts as necessary to maintain leading governance practices. The following corporate governance and Board practices ensure accountability and enhance effectiveness in the boardroom:
CORPORATE GOVERNANCE AND BOARD BEST PRACTICES
•	All directors are elected annually	•	Board and each committee have express authority to retain outside advisors
•	Majority stockholder voting standard for directors in uncontested elections	•	Stock ownership guidelines for directors and executive officers
•	Roles of Chairman and Chief Executive Officer are separated	•	Annual Board and committee self-evaluation process
•	If Chairman is not an independent director, the Board will appoint a Lead Independent Director	•	Ongoing Board refreshment and succession planning
•	Eight of our 10 director nominees are independent	•	No stockholder rights plan or poison pill
•	All standing committees consist solely of independent directors	•	No supermajority voting thresholds in Certificate of Incorporation or Bylaws
•	Independent directors regularly meet in executive session	•	Stockholders who hold voting stock representing 20% or more of the voting power have the right to call special meetings
•	Board is diverse in experience, perspective, gender and ethnicity	•	Comprehensive Code of Conduct and Corporate Governance Guidelines
•	Initial list of director candidates must include qualified underrepresented candidates, taking into account factors such as gender, race and ethnicity	•	No hedging against decreases in market value of our stock or pledging of our stock as collateral for a loan by the named executive officers, designated employees or members of the Board
•	Annual review of Board and committee composition
2	2023 PROXY STATEMENT

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE MATTERS

Last year, we published our inaugural Sustainability Report in order to provide greater transparency with respect to our Environmental, Social and Governance ("ESG") strategy and processes and improve our disclosure concerning ESG matters. We recently issued an updated report concerning our ongoing ESG efforts and detailing the initiatives taken by our Company during 2022 and into 2023. The report includes highlights of our efforts to reduce our environmental footprint, positively impact the lives of our employees and community, and further improve our overall corporate governance. The Company's Sustainability Report for 2022 is available through our internet website at atsginc.com/responsibility/sustainability.*

Management Sustainability Committee

We formed a Management Sustainability Committee composed of executives, senior management and subject matter experts from ATSG and each of its operating subsidiaries, whose purpose is to further integrate ESG matters into the strategy and operations of the Company and assist the Nominating and Governance Committee of the Board in fulfilling the Board's oversight responsibilities with respect to the Company's ESG efforts and initiatives. The Management Sustainability Committee Charter can be viewed on our website at: atsginc.com/investors/corporate-governance/governance-documents.

Parental Leave

We developed a 4-week paid parental leave program for new parents that is open to all eligible employees, regardless of gender. The leave program includes cases of adoption and foster care. The new leave program became effective on April 3, 2023.

Community Involvement

ATSG focuses on creating positive change by supporting programs in education, youth development, veterans support, food security, and homelessness. Support for charitable causes exceeded $850,000 during 2022, an increase of more than 65 percent over the prior year. Fundraising events throughout the year included golf outings, corporate donations, and pledge drives by employees of each of the company's subsidiaries to support charities important to them.

Human Rights Statement

Respect for human rights is a fundamental value of Air Transport Services Group. In early 2023 the ATSG Board of Directors adopted a Human Rights Statement which can be read at: atsginc.com/investors/corporate-governance/governance-documents.

Electric Vehicle Charging

By installing electric vehicle charging stations at our locations in Wilmington, Ohio and Tampa, Florida we are expanding our commitment to environmental sustainability. Through providing this opportunity to our employees we have offset carbon use by 4,000 pounds in the first quarter of 2023.

*The information provided on our website is for informational purposes only and is not incorporated into this Proxy Statement.

2023 PROXY STATEMENT	3

2023 DIRECTOR NOMINEES (PROPOSAL 1)
You are being asked to vote on the following 10 nominees for director. The Company’s Bylaws provide that, in an uncontested election, all directors are elected annually by a majority of the votes cast. All nominees meet the independence standards of Nasdaq and the Certificate of Incorporation as currently in effect, except for Mr. Hete by virtue of his former employment as the Chief Executive Officer of the Company and Mr. Corrado by virtue of his employment as the President and Chief Executive Officer of the Company. Information about each director’s experience, qualifications, attributes and skills can be found beginning on page 15.
Director Nominees
					Board Committee Membership
Name	Age	Director Since	Principal Occupation	Independent	Audit Committee	Compensation Committee	Nominating and Governance Committee
Phyllis J. Campbell	71	2021	Former Chairman of the Pacific Northwest Region for JPMorgan Chase & Co.	Yes	M		M
Richard F. Corrado	63	2020	President and Chief Executive Officer, Air Transport Services Group, Inc.	No
Jeffrey A. Dominick	58	2022	Managing Partner, AirWheel Investments, L.P.	Yes	M		M
Joseph C. Hete(1)	69	2003	Former Chief Executive Officer of Air Transport Services Group, Inc. and ABX Air, Inc.	No
Raymond E. Johns, Jr.	68	2017	Former Co-Chief Executive Officer, President, Government and Manufacturing, FlightSafety International, Inc. and General USAF (Ret.), where he led the Air Mobility Command	Yes		M	M
Laura J. Peterson	63	2018	Former Vice President, China Business Development, Boeing Commercial Airplanes	Yes	M		M
Randy D. Rademacher(2)	66	2006	Former Senior Vice President, Strategy and Acquisitions, Reading Rock, Inc. and former President, Comair Holdings LLC	Yes	M	M
J. Christopher Teets	50	2009	Founding Partner of Red Mountain Capital Partners LLC and former Vice President, Goldman Sachs & Co.	Yes		C	M
Jeffrey J. Vorholt	70	2004	Former Chief Financial Officer for Structural Dynamics Research Corporation, and former Senior Officer of Cincinnati Bell Telephone Company and Cincinnati Bell Information Systems Inc.	Yes	C	M
Paul S. Williams	63	2021	Former Partner and Managing Director of Major, Lindsey & Africa, LLC, and former Executive Vice President, Chief Legal Officer and Corporate Secretary of Cardinal Health, Inc.	Yes		M	C
C – Chairperson   M – Member
(1)	Mr. Hete also serves as the Chairman of the Board.
(2)	Mr. Rademacher also serves as the Lead Independent Director.
4	2023 PROXY STATEMENT

TENURE AND DIVERSITY OF DIRECTOR NOMINEES
Board Diversity Matrix
We provide below enhanced disclosure regarding the diversity of our Board, utilizing the template included in Nasdaq Rule 5605. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f). This information has been collected from each of our board members and they have voluntarily self-identified their gender and demographic background.
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+		0
Did Not Disclose Demographic Background		0
* * * *
Directors who are Military Veterans: 1

2023 PROXY STATEMENT	5

SKILLS AND EXPERIENCE DIRECTOR NOMINEES COLLECTIVELY POSSESS

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP (PROPOSAL 2)
Deloitte & Touche LLP, an independent registered public accounting firm, examined the financial statements of the Company for 2022 and has been selected by the Audit Committee of the Board to serve as the Company’s independent registered public accounting firm for 2023. We are asking the stockholders to ratify the Audit Committee’s selection.
6	2023 PROXY STATEMENT

RATIFICATION OF EXECUTIVE COMPENSATION (PROPOSAL 3)
We are asking stockholders to approve an advisory resolution on the Company's compensation of its named executive officers as reported in this Proxy Statement. The Compensation Committee and the Board of Directors believe that the compensation policies and practices of the Company articulated in the “Compensation Discussion and Analysis” contained in this Proxy Statement are effective in achieving our goals, and that the compensation program for our named executive officers reported in this Proxy Statement has contributed to the Company's success. We are committed to effective compensation governance, as demonstrated by the following compensation policies and practices:
What We Do		What We Do Not Do
•
Pay-for-Performance. A significant portion of the compensation of our executive officers is closely tied to the performance of the Company, thus aligning our officers' interests with those of our stockholders.
		•	No Excessive Perquisites. Perquisites and other personal benefits are not a significant portion of any executive officer's compensation and are in line with industry standards.
•	Stock Ownership Requirements that align our executive officers' long-term interests with those of our stockholders.	•	No Guaranteed Bonuses. Our executive officers' bonuses are 100% performance-based and at risk.
•	Independent Compensation Consultant that is directly engaged by the Compensation Committee to advise on executive and director compensation matters.	•	No Hedging Against Decreases in Market Value of Our Stock or Pledging of Our Stock as Collateral for a Loan by the named executive officers, designated employees or members of the Board.
•	Equity Award Grant Policy that establishes objective, standardized criteria for the timing of equity awards granted to our team members.	•	No Excise Tax Gross-Ups to cover excise taxes in connection with a change in control.
•	At-Will Employment. None of our named executive officers has an employment agreement.
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION (PROPOSAL 4)
We are asking stockholders to vote, on an advisory basis, whether future advisory votes on executive compensation of the nature reflected in Proposal 3 above should occur every one year, every two years or every three years. The Board of Directors recommends that you vote to recommend an advisory vote on executive compensation every one year, as a one-year cycle facilitates stockholder engagement and provides the Board and Compensation Committee with more timely and direct feedback on the Company’s compensation practices.
2023 PROXY STATEMENT	7

PROXY STATEMENT
AIR TRANSPORT SERVICES GROUP, INC.
145 Hunter Drive, Wilmington, Ohio 45177
ANNUAL MEETING OF STOCKHOLDERS, MAY 24, 2023
This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Air Transport Services Group, Inc., a Delaware corporation (the “Company” or “ATSG”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 24, 2023, at 11:00 a.m. Eastern Time, via a live audio webcast at www.virtualshareholdermeeting.com/ATSG2023, and at any adjournments thereof. Proxies may be solicited in person, by telephone or mail, and the costs thereof will be borne by the Company.
The proxy materials, including this Proxy Statement, proxy card (if you received a printed copy of the proxy materials) and the Company’s 2022 Annual Report, are being distributed and made available on or about April 13, 2023. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company has elected to provide stockholders access to proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed on or about April 13, 2023, to stockholders of record who owned common stock of the Company at the close of business on March 27, 2023 (the “Record Date”). Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice.
At the Annual Meeting, the holders of shares of common stock of the Company as of the Record Date will: (1) vote to elect 10 directors for a term of one year and until their successors have been elected and qualified; (2) vote on a proposal to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm of the Company for fiscal year 2023; (3) hold an advisory vote on executive compensation; (4) hold an advisory vote on the frequency of future advisory votes on executive compensation; and (5) transact such other business as may properly come before the Annual Meeting and any adjournments thereof.
VOTING AT THE MEETING
Questions and Answers about the Proxy Statement and Annual Meeting
1. Why is the Annual Meeting being webcast?
The Annual Meeting is being held on a virtual-only basis in order to save time and travel expense for our stockholders compared to a physical meeting and enable participation by the broadest number of stockholders possible. We are one of many Delaware publicly traded companies that hold virtual-only meetings. We are confident in the technology and believe that it enables stockholders to participate in the Annual Meeting more easily.
2. How can I participate and ask questions at the Annual Meeting?
We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. In order to submit a question at the Annual Meeting, you will need your 16-digit control number that is printed on the Notice or proxy card that you received in the mail, or via email if you have elected to receive materials electronically. You may log in 15 minutes before the start of the Annual Meeting and submit questions online. You will be able to submit questions during the Annual Meeting as well. We encourage you to submit any question that is relevant to the business of the meeting. All appropriate questions asked during the Annual Meeting will be read and addressed during the meeting. Stockholders are encouraged to log into the webcast at least 15 minutes prior to the start of the meeting to test their Internet connectivity.
8	2023 PROXY STATEMENT

3. What if I have technical or other “IT” problems logging into or participating in the Annual Meeting webcast?
We have provided a toll-free technical support “help line” that can be accessed by any stockholder who is having challenges logging into or participating in the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the Virtual Shareholder Meeting login page.
4. What is a “proxy?”
A proxy is a person or entity authorized to act for another person. In this instance, the Board of Directors has appointed a Proxy Committee to vote the shares represented by proxy forms submitted by stockholders to us prior to the Annual Meeting. Giving the Proxy Committee your proxy means that you authorize the Proxy Committee to vote your shares on your behalf at the Annual Meeting as you specifically instruct on your proxy card for each proposal, or if a matter that is not raised on the proxy card comes up for a vote at the Annual Meeting, in accordance with the Proxy Committee’s best judgment.
5. Whom am I appointing as my proxy?
The Proxy Committee consists of Joseph C. Hete, our Chairman of the Board, and Randy D. Rademacher, our Lead Independent Director.
6. What is a Proxy Statement?
The document you are reading is a Proxy Statement. It is intended to provide our stockholders with information necessary to vote in an informed manner on matters to be presented at the Annual Meeting. It is sent in conjunction with a solicitation of your proxy.
7. Why did I receive more than one Proxy Statement or proxy card?
You may receive more than one Proxy Statement or proxy card if you hold our stock in different ways (e.g., joint tenancy, in trust, or in a custodial account) or in multiple accounts.
8. Why are you soliciting my proxy?
The Board of Directors is soliciting your proxy to vote at the Annual Meeting because, at the close of business on March 27, 2023, the Record Date, you were: (i) a “stockholder of record,” which means that you were shown on our records as the owner of our common stock, or (ii) the beneficial owner of shares held in “street name.” All stockholders of record are entitled to vote at the meeting. It is important that as many stockholders as possible vote on the issues to be decided at the Annual Meeting. The process of soliciting proxies is intended to increase the number of stockholders who vote on those issues. In addition, stockholders who vote by proxy are deemed to be in attendance at the meeting for purposes of determining if there is a quorum.
9. What is the difference between a “stockholder of record” and a beneficial owner of shares held in “street name?”
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, LLC (“Computershare”), you are considered the stockholder of record of those shares.
Beneficial Owner of Shares Held in “Street Name”. If your shares are held in an account at a bank, broker or other institution, then you are the “beneficial owner” of shares held in “street name.” The entity holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that entity on how to vote the shares held in your account.
10. How do I obtain voting instructions if my stock is held in “street name?”
If your stock is held in “street name,” you will receive a notice, typically entitled “Voting Instruction Form” or something similar, either electronically or by mail from the bank, broker or other institution holding your stock. This notice contains instructions regarding how to access the proxy materials and how to direct your bank, broker or other institution that is the holder of record to vote the shares for which you are the beneficial owner.
11. If I hold my stock in “street name” and fail to provide specific voting instructions to the bank, broker or other institution holding it on my behalf, will my stock still get voted?
Not on all matters. If you hold your shares in “street name” and want a vote to be cast on your behalf for all proposals described in this Proxy Statement, you must submit your specific voting instructions to the bank, broker or other institution holding the stock on your behalf in response to the notice you receive from it.
2023 PROXY STATEMENT	9

12. If I hold my stock in “street name” and do not provide specific voting instructions to the bank, broker or other institution holding it on my behalf, for which proposals will a vote not be cast on by behalf?
If you are a holder of shares in “street name” and you fail to provide specific voting instructions to the bank, broker or other institution holding the stock on your behalf, a vote will not be cast on your behalf with respect to the following proposals:
•	the election of Directors (Proposal No. 1);
•	the advisory vote on executive compensation (Proposal No. 3); and
•	the advisory vote on the frequency of future advisory votes on executive compensation (Proposal No. 4).
13. If I hold my stock in “street name” and do not provide specific voting instructions to the bank, broker or other institution holding it on my behalf, for which proposals may a vote be cast on my behalf?
If you are a holder of Company stock in “street name” and you fail to provide specific voting instructions to the bank, broker or other institution holding the stock on your behalf, that entity may cast a vote on your behalf only with respect to the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2).
14. What are “broker non-votes” and how are they counted for voting purposes?
“Broker non-votes” occur when a broker (or a bank or other institution holding someone’s shares) returns a proxy, but does not vote the shares represented by that proxy on a particular proposal, usually because the beneficial owners of those shares have not provided directions to the holder on how to vote them and the holder does not have discretionary voting power with respect to the proposal. Broker non-votes are considered “present” at the meeting and are counted to determine whether there is a quorum present at the meeting. The effect of a broker non-vote on each of the proposals that is being submitted at the Annual Meeting is described below in the answer to Question 23.
15. What documentation must I provide to be admitted to the online Annual Meeting and how do I attend?
If your shares are registered in your name, you will need to provide your sixteen-digit control number included on your Notice or your proxy card (if you receive a printed copy of the proxy materials) in order to be able to participate in the meeting. If your shares are not registered in your name (if, for instance, your shares are held in “street name” for you by your broker, bank or other institution), you must follow the instructions printed on your Voting Instruction Form. In order to participate in the Annual Meeting, please log on to www.virtualshareholdermeeting.com/ATSG2023 at least 15 minutes prior to the start of the Annual Meeting to provide time to register and download the required software, if needed. The webcast replay will be available at www.virtualshareholdermeeting.com/ATSG2023 until the 2024 Annual Meeting of Stockholders. If you access the meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.
16. What documentation must I provide to vote online at the Annual Meeting?
If you are a stockholder of record and provide your sixteen-digit control number when you access the meeting, you may vote all shares registered in your name during the Annual Meeting webcast. If you are not a stockholder of record as to any of your shares (i.e., instead of being registered in your name, all or a portion of your shares are registered in “street name” and held by your broker, bank or other institution for your benefit), you must follow the instructions printed on your Voting Instruction Form.
17. Is there any way for me to vote my shares other than during the webcast of the Annual Meeting?
Yes. If you are a stockholder of record, you may vote over the telephone or via the Internet in advance of the Annual Meeting. The Notice or proxy card that you received in the mail contains instructions for voting by these methods. If you hold your shares in “street name,” you must follow the instructions contained in the Voting Instruction Form provided to you by the broker, bank or other institution holding your shares on your behalf.
18. Do I vote only once regardless of how many shares I own? If not, how many votes do I get to cast?
You are entitled to one vote for each share of our common stock that you held as of the close of business on March 27, 2023.
19. How do I submit a question at the Annual Meeting?
If you would like to submit a question during the Annual Meeting, once you have logged into the webcast at www.virtualshareholdermeeting.com/ATSG2023, simply type your question in the “ask a question” box and click “submit”.
10	2023 PROXY STATEMENT

20. When should I submit my question at the Annual Meeting?
Each year at the Annual Meeting, we hold a question-and-answer session following the adjournment of the meeting during which stockholders may submit questions to us. We anticipate having such a question-and-answer session at the 2023 Annual Meeting. You can submit a question up to 15 minutes prior to the start of the Annual Meeting and up until the time we indicate that the question-and-answer session is concluded. However, we encourage you to submit your questions before or during the formal business portion of the meeting and our prepared statements, in advance of the question-and-answer session, in order to ensure that there is adequate time to address questions in an orderly manner.
21. What is a quorum and why is it important?
In the context of the Annual Meeting, a quorum is the presence at the meeting, either virtually or by proxy, of stockholders holding the minimum number of shares of stock necessary to make the proceedings of that meeting valid under our Bylaws and applicable law. More specifically, the presence of stockholders at the meeting, virtually or represented by proxy, holding a majority of our issued and outstanding shares constitutes a quorum. As of March 27, 2023, there were 71,451,610 issued and outstanding shares of our common stock, which is the only class of stock outstanding. The number of shares necessary to constitute a quorum in the context of the Annual Meeting is 35,725,806.
22. What are my choices when voting for a particular proposal?
You may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to Proposal Nos. 1, 2 and 3. You may vote “FOR ONE YEAR”, “FOR TWO YEARS”, “FOR THREE YEARS”, or “ABSTAIN” for Proposal No. 4.
23. How many votes are needed for the proposals to pass?
Election of Directors (Proposal No. 1). The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required for a nominee to be elected. The “affirmative vote of a majority of the votes cast” means that the number of votes cast “FOR” a director nominee’s election exceeds the number of votes cast “AGAINST” such director nominee’s election. Abstentions and broker non-votes are not counted as votes with respect to a director nominee’s election. The nominees have agreed to tender their resignation to the Board if they do not receive a majority of the votes cast at the Annual Meeting in person or by proxy, with the Board then deciding whether to accept such resignation.
Advisory Vote to Ratify the Appointment of the Independent Registered Public Accounting Firm (Proposal No. 2) and Advisory Vote on Executive Compensation (Proposal No 3). Each of these proposals requires the affirmative vote of a majority of the votes represented at the Annual Meeting, either in person or by proxy, and entitled to vote at the meeting. Abstentions and broker non-votes are counted as “present” and “entitled to vote at the meeting” and therefore have the effect of a vote against the proposal. However, broker non-votes are not expected on the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2).
Frequency of Advisory Vote on Executive Compensation (Proposal No. 4). The option of one, two or three years that receives the highest number of votes cast on this proposal will be deemed the preferred option of our stockholders. Abstentions and broker non-votes will be counted for purposes of establishing a quorum, but will not be counted in evaluating the results of the vote.
Please note that the results of the votes regarding the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2), the advisory vote on executive compensation (Proposal No. 3), and the frequency of future advisory votes on Executive Compensation (Proposal No. 4) are non-binding.
24. What does it mean to “ABSTAIN” from voting and what impact does that have?
If you indicate on your proxy card that you wish to “ABSTAIN” from voting with respect to a particular proposal, your shares will not be voted with respect to that proposal. Your shares, however, will be considered “present” at the meeting and will be counted to determine whether there is a quorum present at the Annual Meeting. The effect of an “ABSTAIN” vote on each of the proposals that is being submitted at the Annual Meeting is described above in the answer to Question 23.
25. Who will count the votes?
Proxies and ballots will be received and tabulated by, and the inspector of election will be from, an independent firm that is not affiliated with the Company. Subject to the below exceptions to the confidential voting policy, comments on written proxy cards will be provided to the Secretary of the Company without disclosing the vote unless the vote is necessary to understand the comment.
2023 PROXY STATEMENT	11

26. What happens if I return my proxy card but do not mark how I want my votes to be cast?
If you timely return a signed and dated proxy card, but do not mark how your shares are to be voted, those shares will be voted by the proxies in accordance with the Board’s recommendations, which are: FOR the election of each of the Board’s nominees as a director of the Company (Proposal 1); FOR Proposal 2; FOR Proposal 3; and FOR ONE YEAR for Proposal 4.
27. How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote your shares:
1.	FOR the election of each of the Board’s nominees for director (Proposal No. 1).
2.	FOR the ratification of the appointment of Deloitte as the independent registered public accounting firm of the Company for 2023 (Proposal No. 2).
3.	FOR the approval of the advisory vote on executive compensation (Proposal No. 3).
4.	FOR the Company to hold future advisory votes on executive compensation every one year. (Proposal No. 4).
Foreign Stock Record
To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), restricts foreign ownership of shares of our voting stock, which currently consists solely of our common stock. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not United States citizens.
Our Certificate of Incorporation generally provides that ownership or control of (i) 25% or more of the issued and outstanding voting stock of the Company (the “Maximum Voting Percentage”) or (ii) shares of capital stock of the Company entitled to receive 50% or more of the Company's dividends, distributions or proceeds upon liquidation (the “Maximum Economic Percentage”), by persons who are not citizens of the United States, as defined in 49 U.S.C. §40102(a)(15), is prohibited. Under §40102(a)(15), the term “citizen of the United States” is defined as: (i) an individual who is a citizen of the United States; (ii) a partnership each of whose partners is an individual who is a citizen of the United States; or (iii) a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the United States.
Our Certificate of Incorporation further generally provides that a transfer of shares of the voting stock of the Company to a non-U.S. citizen shall not be valid, except between the parties to the transfer, until the transfer shall have been registered on a separate stock record (the “Foreign Stock Record”) that is maintained by the Company. The Certificate of Incorporation further generally provides that: (i) no shares of our voting stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on the Foreign Stock Record, and (ii) no shares of our voting stock will be registered on the Foreign Stock Record if the amount so registered would exceed the Maximum Voting Percentage or the Maximum Economic Percentage. Any holder of the Company's voting stock who is not a United States citizen and has not registered its shares on the Foreign Stock Record maintained by us will not be permitted to vote its shares at the Annual Meeting. By signing the proxy card or otherwise appointing one or more representatives of the Company to serve as proxies, the stockholder certifies that such stockholder is a United States citizen as that term is defined in 49 U.S.C. §40102(a)(15) or that the shares represented by the proxy card have been registered on our Foreign Stock Record. As of the Record Date, shares representing less than the Maximum Voting Percentage and the Maximum Economic Percentage are registered on the Foreign Stock Record.
Revocability
You may revoke your proxy at any time before the vote is taken at the virtual Annual Meeting. If you are a stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy), including by means of a telephone or Internet vote; (ii) providing a written notice of revocation to the Corporate Secretary at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, prior to your shares being voted; or (iii) participating in the virtual Annual Meeting and voting. Attendance at the virtual meeting will not cause your previously granted proxy to be revoked unless you vote at the meeting or specifically so request. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the virtual Annual Meeting and voting.
12	2023 PROXY STATEMENT

Confidentiality
It is the policy of the Company that all proxy cards, ballots and vote tabulations that identify the vote of a specific stockholder on any matter submitted for a vote of stockholders be kept secret from the Company and its directors, officers and employees, except when (i) disclosure is required by applicable law or regulation, (ii) a stockholder expressly requests such disclosure, or (iii) in a contested proxy solicitation.
Proxy Solicitation
Proxies may be solicited by directors, executive officers, and other employees of the Company in person or by telephone or mail only for use at the Annual Meeting or any adjournment thereof. The Company has retained Georgeson LLC (“Georgeson”) to assist with the solicitation of proxies for a project management fee of $13,000, plus reimbursement for out-of-pocket expenses. The Company may also engage Georgeson to solicit proxies by telephone for a reasonable additional fee determined on a per-completed-call basis. All solicitation costs will be borne by the Company.
Separate Voting Materials
If you share an address with another stockholder and we sent you a notice of intent to send you a householded mailing, you may receive only one Notice of Internet Availability of Proxy Materials (the “Notice”) unless you have provided contrary instructions. If you wish to receive a separate Notice now or in the future, you may write or call to request a separate copy from:
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Attn: Executive Assistant
Telephone: (937) 366-2296
Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the above address and phone number to request that in the future, we deliver to you a single copy of the Notice.
In addition, many brokerage firms and other holders of record have instituted similar householding procedures. If you have one or more “street name” accounts under which Company stock is beneficially owned, you may request more information about householding from the bank, broker or other institution holding the stock on your behalf.
Principal Stockholders
To the Company’s knowledge, as of the Record Date, only the following stockholders beneficially owned more than 5% of the outstanding common stock of the Company:
Common Stock Ownership of Certain Beneficial Owners
Name and Address	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding(7)
Amazon.com, Inc. 410 Terry Avenue North Seattle, Washington 98109	14,382,391(1)	19.99%
River Road Asset Management, LLC 462 S. 4th St., Ste 2000 Louisville, Kentucky 40202	8,371,070(2)	11.24%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	6,491,591(3)	8.72%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	5,692,768(4)	7.65%
Blackrock Inc. 55 East 52nd Street New York, New York 10055	3,813,845(5)	5.12%
JPMorgan Chase & Co. 383 Madison Avenue New York, NY 10179	3,801,587(6)	5.11%
2023 PROXY STATEMENT	13

(1)
Based on an Amendment No. 9 to Schedule 13G filed with the SEC on February 10, 2023, Amazon.com, Inc. reported aggregate beneficial ownership, sole voting power, and sole dispositive power of 14,601,415 shares of common stock as of December 31, 2022. On March 8,

2016, pursuant to an Investment Agreement, dated as of March 8, 2016 (the “2016 Investment Agreement”), by and between Amazon.com, Inc. (“Amazon”) and the Company, the Company issued Amazon a warrant (“Warrant-A”) to acquire up to 12,810,629 shares of common stock. On March 8, 2018, pursuant to the 2016 Investment Agreement, the Company issued Amazon a warrant (“Warrant-B-1”) to acquire up to an additional 1,591,333 shares of common stock. On September 8, 2020, pursuant to the 2016 Investment Agreement, the Company issued Amazon a warrant (“Warrant-B-2,” and together with Warrant-A and Warrant-B-1, the “2016 Warrants”) to acquire up to an additional 1,591,333 shares of common stock, which was subsequently adjusted to 506,530 shares of common stock. On December 20, 2018, pursuant to an Investment Agreement, dated as of December 20, 2018 (the “2018 Investment Agreement”), by and between Amazon and the Company, the Company issued Amazon a warrant (the “2018 Warrant”) to acquire up to an additional 14,801,369 shares of common stock. On May 29, 2020, pursuant to the 2018 Investment Agreement, the Company issued Amazon a warrant (the “2020 Warrant,” and together with the 2016 Warrants and the 2018 Warrant, the “Warrants”) to acquire up to an additional 7,014,804 shares of common stock. As of December 31, 2022, all shares of common stock subject to the Warrants have either been issued or are vested and exercisable, subject to certain regulatory approvals and the terms and conditions outlined in the Warrants.
On March 5, 2021, Amazon delivered notices of exercise to the Company to acquire vested shares of common stock underlying the 2016 Warrants, and as permitted by the terms of the Warrants, Amazon amended the Beneficial Ownership Limitation (as defined below) from 4.999% to 19.999%. The number of shares of common stock that are currently exercisable is determined under the Warrants (as amended), which provide that Amazon is prohibited from exercising the Warrants for such number of shares of Common Stock as would result in beneficial ownership by Amazon of common stock exceeding 19.999% of all outstanding common stock, subject to certain exceptions (the “Beneficial Ownership Limitation”). To the extent the number of shares of outstanding common stock increases, the number of shares of common stock beneficially owned by Amazon would increase. To the extent the number of shares of outstanding common stock decreases, the number of shares of common stock beneficially owned by Amazon would decrease.
As of December 31, 2022, Amazon.com NV Investment Holdings LLC (“NV Holdings”), a wholly-owned subsidiary of Amazon, is the record holder of 13,918,445 shares of Common Stock. Amazon has sole voting and investment power with respect to these shares of common stock.
The number of shares of common stock beneficially owned by Amazon was calculated as the sum of the 13,918,445 shares that the Company has issued NV Holdings plus an additional 463,946 shares, the latter of which is the number of vested warrants that Amazon could exercise to bring its ownership to 19.999% of the Company’s outstanding shares as of the Record Date.
(2)
Based solely on an Amendment No. 4 to Schedule 13G filed with the SEC on February 8, 2023, River Road Asset Management, LLC reported aggregate beneficial ownership and sole dispositive power of 8,371,070, shares and sole voting power of 8,002,487 shares of common stock as of December 31, 2022.

(3)
Based solely on an Amendment No. 8 to Schedule 13G filed with the SEC on February 9, 2023, The Vanguard Group, Inc. reported aggregate beneficial ownership of 6,491,591 shares, shared voting power of 69,077 shares, sole dispositive power of 6,388,946 shares, and shared dispositive power of 102,645 shares of common stock as of December 31, 2022.

(4)
Based solely on an Amendment No. 4 to Schedule 13G filed with the SEC on February 9, 2023, FMR, LLC reported aggregate beneficial ownership and sole dispositive power of 5,692,768 shares and sole voting power of 5,596,771 shares of common stock as of December 30, 2022 .

(5)
Based solely on an Amendment No. 5 to Schedule 13G filed with the SEC on February 1, 2023, Blackrock Inc. reported aggregate beneficial ownership and sole dispositive power of 3,813,845 shares and sole voting power of 3,744,601 shares of common stock as of December 31, 2022.

(6)
Based solely on a Schedule 13G filed with the SEC on January 6, 2023, JPMorgan Chase & Co. reported aggregate beneficial ownership of 3,801,587 shares, sole voting power of 3,691,694 shares, shared voting and shared dispositive power of 54,858 shares, and sole dispositive power of 3,746,729 shares of common stock as of December 30, 2022.

(7)	For each stockholder, based on 71,451,610 shares of common stock outstanding as of the Record Date.
14	2023 PROXY STATEMENT

PROPOSAL 1

ELECTION OF DIRECTORS
The Company’s Certificate of Incorporation provides for no fewer than three and no more than twelve directors, as determined from time to time by the Board. The Board is currently comprised of the following ten members: Phyllis J. Campbell, Richard F. Corrado, Jeffrey A. Dominick, Joseph C. Hete, Raymond E. Johns, Jr., Laura J. Peterson, Randy D. Rademacher, J. Christopher Teets, Jeffrey J. Vorholt, and Paul S. Williams. The directors were each elected for a one-year term, which expires at the Annual Meeting.
The nomination of all the current directors to stand for election at the Annual Meeting has been recommended by the Nominating and Governance Committee and approved by the Board. Each of the nominees, if elected, will serve for a one-year term expiring at the Annual Meeting of Stockholders in 2024 and until the nominee’s respective successor has been duly elected and qualified as provided under the Company's Amended and Restated Bylaws (the “Bylaws”). Each of the nominees has consented to being named in this Proxy Statement and to serve as a director, if elected. If any of the nominees becomes unavailable, the persons named in the proxy may vote for any substitute designated by the Nominating and Governance Committee. However, at this time, the Board has no reason to believe that this will occur. In an uncontested election, our Bylaws provide that a director nominee will be elected only if the nominee receives a majority of the votes cast with respect to such nominee’s election (that is, the number of shares voted “For” a director nominee must exceed the number of shares voted “Against” such nominee). Abstentions and broker non-votes have no effect on the vote. The process that will be followed by the Board in the event that a nominee does not receive a majority of the votes cast is described below under the heading entitled “Majority Voting.”
Set forth below is biographical information concerning each of the nominees for director at the Annual Meeting:
Nominees for Director
Phyllis J. Campbell	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2021 AGE: 71
Phyllis J. Campbell, age 71, was the Chairman of the Pacific Northwest Region for JPMorgan Chase & Co., a publicly traded company, from April 2009 to April 2023. She served as the firm’s senior executive in Washington, Oregon and Idaho, representing JPMorgan Chase at the most senior level. From 2003 to 2009, Ms. Campbell served as President and Chief Executive Officer of The Seattle Foundation, one of the nation’s largest community philanthropic foundations. She was President and Chief Executive Officer of U.S. Bank of Washington from 1993 until 2001 and served as Chair of the bank’s Community Board. She serves on Toyota’s North American Diversity Advisory Board, is the Immediate Past Chair of the US-Japan Council, and a member of the Board of Directors of the Allen Institute, formed in 2003 to unlock the complexities of bioscience to improve human health. Ms. Campbell was a member of the Board of Directors for Alaska Air Group from 2002 through 2020 and of Nordstrom, Inc. from 2005 through 2016. She has received several awards for her corporate and community involvement, including Women Who Make A Difference and Director of the Year from the Northwest Chapter of the National Association of Corporate Directors. She holds a B.A. from Washington State University and an M.B.A. from the University of Washington. She is also a graduate of the Pacific Coast Banking School at the University of Washington and Stanford University’s Executive Management Program. Ms. Campbell has been a director of the Company since January 2021 and is a member of the Audit Committee and the Nominating and Governance Committee. She brings to the Board extensive financial expertise as well as business and governance experience.

2023 PROXY STATEMENT	15

Richard F. Corrado	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2020 AGE: 63
Richard F. Corrado, age 63, is the President and Chief Executive Officer of ATSG. He has served as the Chief Executive Officer since May 2020 and as the President since September 2019. He previously served as the Company’s Chief Operating Officer from September 2017 to September 2019, and the Company’s Chief Commercial Officer from April 2010 to September 2017. He also served as the President of Cargo Aircraft Management Inc., a subsidiary of the Company, from April 2010 to January 2020; and as the President of Airborne Global Solutions, Inc., a subsidiary of the Company, from July 2010 to May 2019. Prior to joining the Company, Mr. Corrado was the President of Transform Consulting Group from July 2006 through March 2010. He was the Executive Vice President of Air Services and Business Development for DHL Express from September 2003 through June 2006, and the Senior Vice President of Marketing for Airborne Express from August 2000 through August 2003. He holds a B.A. in Economics from Harvard University and an M.B.A. from Boston College. Mr. Corrado has been a director of the Company since May 2020, and brings to the Board the benefit of his many years of experience in the air cargo industry and the day-to-day operations of the Company gained through his years in various senior business leadership roles with the Company, including as President and Chief Executive Officer, Chief Operating Officer and Chief Commercial Officer, as well as during his tenure at both DHL Express and Airborne Express.

Jeffrey A. Dominick	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2022 AGE: 58
Jeffrey A. Dominick, age 58, is a Managing Partner of Westport, Connecticut-based AirWheel Investments L.P., a private equity fund that invests in the commercial aviation sector, a position he has held since March 2020. From April 2015 through November 2019, he was a Principal and CIO of Propeller Investments LLC, the developer of Paine Field Airport in Everett, Washington. Mr. Dominick was a Managing Director at Blackrock, Inc. from September 2012 through April 2015. Prior to his tenure at Blackrock, Inc., he was the Managing Director and Head of Non-Correlated Investments for Babson Capital Management LLC, a wholly owned subsidiary of the MassMutual Financial Group, from November 2010 to September 2012, and also worked in private equity for MassMutual Capital Partners from 2007 through 2010. He was also active in debt and equity financing in Alternative Assets and Private Placements for both Babson Capital Management LLC and MassMutual Financial Group throughout his tenure, from September 2002 through September 2012. Mr. Dominick specialized in investing in airline and aircraft related transactions for MassMutual. Prior to joining MassMutual Financial Group in 2002, Mr. Dominick spent 13 years in Leverage Finance and Debt Capital Markets for Deutsche Bank and its predecessor Bankers Trust, and Chase Manhattan Bank N.A. He holds a Bachelor of Arts degree in Economics from St. Lawrence University. Mr. Dominick has been a Director of the Company since November 2022 (he previously served on the Board from 2008 to 2012) and serves as a member of the Audit Committee and the Nominating and Governance Committee. Among other qualifications, Mr. Dominick possesses specialized knowledge about the transportation industry and experience with financing and credit arrangements involving the airline industry.

Joseph C. Hete	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2003 AGE: 69
Joseph C. Hete, age 69, is the Chairman of the Board of ATSG, a position he has held since May 2020. He was the Chief Executive Officer of ATSG from October 2007 to May 2020 and the President of the Company from October 2007 to September 2019. He also served as the Chief Executive Officer of the Company’s subsidiary, ABX Air, Inc., from August 2003 to May 2020; the President of ABX Air, Inc. from January 2000 to February 2008; the Chief Operating Officer of ABX Air, Inc. from January 2000 to August 2003; the Senior Vice President, Chief Operating Officer, of ABX Air, Inc. from January 1997 until January 2000; the Senior Vice President, Administration, of ABX Air, Inc. from 1991 to 1997; and Vice President, Administration, of ABX Air, Inc. from 1986 to 1991. He joined ABX Air, Inc. in 1980 and has been a director of the Company since it became publicly traded in 2003. Among other qualifications, Mr. Hete brings to the Board a deep and extensive knowledge of the air cargo industry and the day-to-day operations of ATSG through his years in various senior business leadership roles with the Company, including as President and Chief Executive Officer.

16	2023 PROXY STATEMENT

Raymond E. Johns, Jr.	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2017 AGE: 68
Raymond E. Johns, Jr. (General USAF Ret.), age 68, served as Co-Chief Executive Officer, President, Government and Manufacturing, of FlightSafety International, Inc., a global provider of flight training for commercial, business and military aviation professionals and flight simulation equipment, from October 2018 to August 2019. He joined FlightSafety in 2014 as Senior Vice President, Government. Mr. Johns’ responsibilities were expanded to include manufacturing and technology in 2015. He also served in the United States Air Force for 35 years and retired with the rank of General. During his time with the United States Air Force, Mr. Johns led the Air Mobility Command with a fleet of 1,300 aircraft and managed relationships with 120 commercial air carriers. He served as an Air Force Deputy Chief of Staff, and as a White House Fellow. He was responsible for strategic planning and resourcing at the Pentagon, U.S. European and Pacific Commands. Mr. Johns has flown more than 83 aircraft types and was chief test pilot for Air Force One. He received a B.S. in aeronautical engineering from the Air Force Academy, and a M.S. from Central Michigan University. Mr. Johns graduated from the Air Force Test Pilot School, the Industrial College of the Armed Forces, and attended the Kennedy School of Government at Harvard. He has been a director of the Company since October 2017 and serves as a member of the Compensation Committee and the Nominating and Governance Committee. Mr. Johns possesses a deep understanding of strategic planning and analysis and offers valuable operating perspectives with respect to complex air networks. His former leadership of the Air Mobility Command, including his experience in managing relationships with the many commercial air carriers that supplement the U.S. military's air transport operations, provides insight to the Company in seeking to further develop and expand its air cargo and related businesses.

Laura J. Peterson	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2018 AGE: 63
Laura J. Peterson, age 63, served as the Vice President, China Business Development, for Boeing Commercial Airplanes (“BCA”), from 2012 to 2016. Prior to that, Ms. Peterson held a series of executive positions at Boeing in aircraft sales, international business development, global strategy, government relations and homeland security from 1994 to 2012. She served on the Executive Leadership Team of BCA, as well as on the Executive Leadership Teams of BCA Airplane Production and Supplier Management, BCA Strategy and Boeing International. Ms. Peterson has been a member of the Board of Directors of Sarcos Technology and Robotics Corporation, a global technology and artificial intelligence leader providing highly dexterous industrial robotics systems, since September 2021 and Acelya, a leading global technology provider of integrated technology platforms, software and services to the transportation industry, since April 2022. She holds a B.S. in Industrial Engineering from Stanford University and an M.B.A. from The Wharton School at the University of Pennsylvania and is a Fellow of the Stanford Distinguished Careers Institute. Ms. Peterson has been a director of the Company since June 2018 and serves on the Audit Committee and the Nominating and Governance Committee. She brings extensive public company aerospace experience and an understanding of the strategic considerations and challenges associated with complex, highly regulated and technology-intensive global industries. Ms. Peterson’s detailed knowledge of the global commercial aircraft marketplace is insightful to the Board as it oversees the company’s growth as both a lessor and operator of converted freighters throughout the world.

Randy D. Rademacher	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2006 AGE: 66
Randy D. Rademacher, age 66, served as the Senior Vice President, Strategy & Acquisitions, of Reading Rock, Inc., a privately owned manufacturer and distributor of concrete products and other building materials, from 2018 to 2021. He was the Senior Vice President, Chief Financial Officer, of Reading Rock, Inc., from 2008 to 2018. Prior to that, Mr. Rademacher was the Chief Financial Officer for The Armor Group, a privately owned manufacturer of industrial and commercial products, from 2006 to 2008. He served as the President of Comair Holdings LLC, from 1999 to 2005. During his career at Comair Holdings LLC, Mr. Rademacher also held a number of other positions, including Senior Vice President, Chief Financial Officer, from 1993 to 1999, Vice President, Finance, from 1989 to 1993, Controller from 1986 to 1989, and Director, Corporate Finance, from 1985 to 1986. He was also a CPA for Arthur Andersen & Co. from 1979 to 1985. Mr. Rademacher has served as the Lead Independent Director of the ATSG Board since May 2020 and formerly served as the Chairman of the ATSG Board from May 2015 to May 2020. He has been a director of the Company since December 2006 and serves as a member of the Audit Committee and the Compensation Committee. Among other qualifications, Mr. Rademacher has substantial senior business leadership experience and expertise in the transportation industry from his service at Comair Holdings LLC. He also offers valuable insight on financial matters because of his work experience and accounting background.

2023 PROXY STATEMENT	17

J. Christopher Teets	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2009 AGE: 50
J. Christopher Teets, age 50, is a founding partner of Red Mountain Capital Partners LLC (“Red Mountain”), an investment management firm, a position he has held since February 2005. He is also a founding partner of Red Mountain Capital Advisors LLC, a merchant bank that provides advisory services to middle market public and private companies. Before joining Red Mountain, Mr. Teets was an investment banker at Goldman, Sachs & Co. Mr. Teets joined Goldman, Sachs & Co. in 2000 and was made a Vice President in 2004. Prior to Goldman, Sachs & Co., Mr. Teets worked in the investment banking division of Citigroup. He holds a bachelor’s degree from Occidental College and an MSc degree from the London School of Economics. Mr. Teets has also served as a director of Nature’s Sunshine Products, Inc. since December 2015 and as a director of Intrinsic LLC since March 2019. He previously served as a director of Marlin Business Services Corp., Yuma Energy, Inc., Encore Capital Group, Inc., and Affirmative Insurance Holdings, Inc. Mr. Teets has been a director of the Company since February 2009 and is the Chairman of the Compensation Committee and a member of the Nominating and Governance Committee. Among other qualifications, Mr. Teets brings to the Board significant business, finance, governance, and investment banking experience as well as public company board experience, which helps the Board of Directors better understand the financial needs, governance trends, and challenges facing the Company.

Jeffrey J. Vorholt	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2004 AGE: 70
Jeffrey J. Vorholt, age 70, is an independent consultant and private investor. He was formerly a full-time faculty member at Miami University (Ohio) and concurrently an Adjunct Professor of Accountancy at Xavier University (Ohio), from 2001 to 2006. Mr. Vorholt, a CPA and attorney, was the Chief Financial Officer of Structural Dynamics Research Corporation from 1994 until its acquisition by EDS in 2001. Previously, he served as the Senior Vice President of Accounting and Information Systems for Cincinnati Bell Telephone Company and the Senior Vice President, Chief Financial Officer, and director for Cincinnati Bell Information Systems. Mr. Vorholt served as a director and the Chair of the Audit Committee for Softbrands, Inc., a global provider of enterprise-wide application software, from 2002 until its acquisition by Infor Global Solutions of Alpharetta, Georgia, in 2009. Mr. Vorholt has been a director of the Company since January 2004. He is the Chair of the Audit Committee and is a member of the Compensation Committee. Among other qualifications, Mr. Vorholt has over 40 years of experience in accounting and financial management, and his knowledge and experience in that field make him an invaluable asset to the Board, particularly through his service on the Audit Committee.

18	2023 PROXY STATEMENT

Paul S. Williams	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2021 AGE: 63
Paul S. Williams, age 63, served as a Partner and Managing Director of Major, Lindsey & Africa, LLC, an executive recruiting firm, where he conducted searches for board members, CEOs and senior legal executives from 2005 until his retirement in 2018. He also served as Director of Global Diversity Search at Major, Lindsey & Africa, assisting legal organizations in enhancing their diversity. From 2001 through 2005, Mr. Williams served as Executive Vice President, Chief Legal Officer & Corporate Secretary of Cardinal Health, Inc., a Columbus, Ohio, Fortune Top 20 global healthcare services company. Earlier in his career, he practiced corporate and mergers and acquisitions law and was general counsel of a computer software company. He currently is a director of Public Storage, Inc., as well as for several funds in the American Funds mutual fund family. Mr. Williams was the President of the National Association of Corporate Directors (NACD) Chicago Chapter, from 2017 to 2021. He previously served as a director of the following companies: Essendant, Inc. (f/k/a United Stationers Inc.), a publicly traded national wholesale distributor of business products, from 2014 through 2019; Bob Evans Farms, Inc., a publicly traded owner and operator of restaurants, from 2007 through 2017; Compass Minerals International, a publicly traded producer of road salt and specialty fertilizers, from 2009 through 2023; and Romeo Power, a publicly traded manufacturer of lithium-ion battery modules for commercial electric vehicles, from 2020 through 2022. Mr. Williams also served as Lead Independent Director of State Auto Financial Corporation, a publicly traded property and casualty insurance company, on whose board he served from 2003 to 2015. He holds an undergraduate degree from Harvard College and a Juris Doctor degree from Yale Law School. Mr. Williams has been a director of the Company since January 2021 and serves as the Chair of the Nominating and Governance Committee and a member of the Compensation Committee. Mr. Williams brings to the Board (i) comprehensive legal and regulatory executive management experience in large, publicly traded international companies, including in risk management; (ii) a strong background in human resources and talent development as well as compensation practices; (iii) significant expertise in strategic alliances, mergers and acquisitions; and (iv) substantial diversity and inclusion leadership skills.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE AS A DIRECTOR OF THE COMPANY	✔
2023 PROXY STATEMENT	19

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board of Directors held 5 meetings during 2022 and each director participated in at least 79% of the board meetings and meetings of the committees of the Board on which the director served during the year. Directors are expected to attend board meetings, meetings of the committees on which they serve, and the annual meeting of stockholders. All of the directors then in office attended the Company’s 2022 Annual Meeting.
Independence
The Board has determined that each of the current directors is independent within the meaning of the independence standards under Nasdaq rules and the Certificate of Incorporation, as currently in effect, except for Joseph C. Hete, by virtue of his former employment as the Chief Executive Officer of the Company, and Richard F. Corrado, by virtue of his employment as the President and Chief Executive Officer of the Company.
J. Christopher Teets is a Partner of Red Mountain. In considering his independence, the Board considered the fact that Red Mountain is the beneficial owner of 58,594 shares of the Company (based solely on a Form 13F filed with the SEC on November 13, 2020), and concluded that his relationship with Red Mountain does not impact his independence as a director of the Company. As in prior years, the Board took into account that the Company and Red Mountain are parties to a confidentiality and standstill agreement that will remain in effect during Mr. Teets’ tenure as a director of the Company. The agreement imposes confidentiality obligations on Red Mountain and restrictions on its ability to: (i) acquire or agree to acquire, directly or indirectly, more than 17.49% of the issued and outstanding common stock of the Company or any assets of the Company or a subsidiary or division thereof; (ii) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote, as such terms are used in the rules of the SEC, or seek to advise or influence any person with respect to the voting of any securities of the Company; (iii) nominate or seek to nominate, directly or indirectly, any person to the Board of Directors; (iv) make any public announcement with respect to, or submit a proposal for, or offer of, any extraordinary transaction involving the Company or any of its securities or assets; (v) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) in connection with any of the foregoing; (vi) otherwise act or seek to control or influence the Board of Directors or the management or policies of the Company; (vii) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in (i) through (v) above; or (viii) request for the Company, directly or indirectly, to amend or waive any of the foregoing provisions. In addition, the agreement provides that, for so long as the standstill provisions are in effect and Red Mountain were to beneficially own, directly or indirectly, in excess of 14.9% of the issued and outstanding common stock of the Company, Red Mountain will, except with the prior written consent of the Company or the Board, cause such shares of common stock representing the portion of Red Mountain's beneficial ownership in excess of 14.9% to be voted in accordance with the Board's publicly stated recommendations for voting on such matters.
Majority Voting
The Bylaws provide that, in an uncontested election, each director must be elected by a majority of the votes cast. A “majority of the votes cast” means that the number of shares voted “For” a nominee exceeds the number of shares voted “Against” that nominee. The Bylaws include a director resignation policy providing that, in any uncontested election, in order for any person to become a nominee for the Board, that person must agree to resign from the Board if that nominee does not receive a majority of the votes cast and the Board determines to accept such resignation. In such circumstances, the Board, acting on the recommendation of the Nominating and Governance Committee (which is composed entirely of independent directors), shall, within 90 days of receiving the certified vote pertaining to such election, determine whether to accept the resignation of such unsuccessful nominee and, in making that determination, may consider any factors or other information that it deems appropriate or relevant. The Nominating and Governance Committee and the Board expect an unsuccessful incumbent to voluntarily recuse himself or herself from participation in such deliberations. The Company will promptly publicly disclose the Board's decision and, if applicable, the reasons for rejecting the tendered resignation in a Current Report on Form 8-K filed with the SEC.
The majority voting standard does not apply, however, in a contested election of directors. An election is deemed to be a contested election if the number of nominees for election as directors at the meeting in question nominated by (i) the Board, (ii) any stockholder, or (iii) a combination thereof exceeds the number of directors to be elected. In such circumstances, directors are instead elected by a plurality of the votes cast, meaning that the nominees receiving the most votes are elected. The determination as to whether an election is a contested election is made as of the record date for the meeting in question. Once an election is determined to be a contested election, the plurality standard shall remain in effect through the completion of the meeting, regardless of whether the election ceases to be a contested election after the record date but prior to the meeting.
20	2023 PROXY STATEMENT

Because the number of director nominees timely nominated for election at the Annual Meeting does not exceed the number of directors to be elected, the election of directors at the Annual Meeting will not be contested. As a result, each of the directors must be elected by a majority of the votes cast at the Annual Meeting.
Director Compensation
The Company uses a combination of cash and long-term incentive compensation to attract and retain qualified candidates to serve on the Board. The Compensation Committee recommends to the Board for its approval the form and amount of compensation paid to the non-employee directors. The Committee reviews the compensation arrangements of the directors on an annual basis, which review includes an evaluation prepared on an annual or bi-annual basis by Willis Towers Watson, an executive compensation consulting firm, retained by the Compensation Committee. The evaluation considers the compensation arrangements for the directors of similar companies.
Cash Compensation for the Non-Employee Directors
The non-employee directors are each paid an annual retainer for serving on the Board as well as an annual retainer for each of the standing committees of the Board on which they serve. During 2022, the annual retainer paid to each of the non-employee directors for serving on the Board was $75,000 and for serving on a committee of the Board was $7,500. In addition, each non-employee director was entitled to be paid a $1,500 fee for each Board and committee meeting attended (of which the non-employee director is a member) that was in excess of a total aggregate amount of 18 Board and committee meetings during the fiscal year.
The Chairperson of the Board, the Lead Independent Director, and the chair of each of the standing committees of the Board also receive an additional annual fee. During 2022, (i) the Chairperson of the Board was paid an annual fee of $125,000; (iii) the annual fee paid to the Lead Independent Director was $35,000; (ii) the annual fee paid to the Chair of the Audit Committee was $20,000; and (iii) the annual fee paid to the Chair of the Compensation Committee and the Chair of the Nominating and Governance Committee was $12,500.
In addition to compensation for their Board and committee service, the directors are reimbursed during the year for out-of-pocket expenses incurred in the performance of their duties as directors, such as travel, meal and lodging expenses.
Long-Term Incentive Compensation for the Non-Employee Directors
The long-term incentive compensation awards for the non-employee directors are comprised solely of restricted stock units. Following the approval of the Company’s Amended and Restated 2005 Long-Term Incentive Plan (the “2005 LTI Plan”), restricted stock unit awards were granted to the Company’s non-employee directors on an annual basis. Under the 2005 LTI Plan, the restricted stock units settle on the date upon which the non-employee director’s board service ends. Thereafter, following the approval of the Company’s 2015 Long-Term Incentive Plan as well as following the approval of the Company's Amended and Restated 2015 Long-Term Incentive Plan (collectively, the “2015 LTI Plan”), the non-employee directors have continued to receive restricted stock unit awards on an annual basis. Under the 2015 LTI Plan, the restricted stock units will vest and settle on the first anniversary of the date of the grant, unless the non-employee director elects in advance to defer the settlement to either a specific date after the first anniversary of the date of the grant or the date upon which the non-employee director’s board service ends. The size of the grants is determined by the Board and are based on the Company’s periodic evaluation of the compensation arrangements of other companies prepared by Willis Towers Watson. Awards granted to each of the non-employee directors in April 2023 had a grant value of $110,000.
Stock Ownership Guidelines for the Non-Employee Directors
Like the Company’s executive officers, the non-employee directors are also subject to minimum stock ownership requirements. On November 1, 2022, the Compensation Committee increased the stock ownership requirement for the non-employee directors from three to five times their annual retainer for serving on the Board. The non-employee directors are expected to own and retain the minimum number of shares (including nonvested restricted stock units) having a total value that is no less than five times their annual retainer based on the greater of the current market price or the market price on the date of grant or purchase. Each non-employee director is expected to be in compliance with the stock ownership guidelines on or about the later of the fifth anniversary of the date upon which the director was first elected to the Board or the stock ownership requirement was adopted. The non-employee directors are also expected not sell any shares of the Company’s stock until the ownership guideline is met and, once met, not to sell such number of shares as would cause his or her ownership of the Company’s stock to fall below such stock ownership requirement.
2023 PROXY STATEMENT	21

Director Compensation Table
The table below summarizes the compensation paid by the Company to its non-employee directors for the fiscal year ended December 31, 2022.
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Total ($)
Phyllis J. Campbell	90,000	109,980	199,980
Jeffrey A. Dominick(2)	21,250	—	21,250
Joseph C. Hete	200,000	109,980	309,980
Raymond E. Johns, Jr.	90,000	109,980	199,980
Laura J. Peterson	90,000	109,980	199,980
Randy D. Rademacher	125,000	109,980	234,980
J. Christopher Teets	102,500	109,980	212,480
Jeffrey J. Vorholt	110,000	109,980	219,980
Paul S. Williams	98,333	109,980	208,313
(1)	Mr. Corrado, the Company’s Chief Executive Officer, is not included in this table since he is an employee of the Company and therefore receives no compensation for his services as a director.
(2)	Mr. Dominick was elected to the Board on September 26, 2022 and was therefore not awarded restricted stock units in 2022.
(3)
Each director who was awarded restricted stock units in 2022 received 3,250 units. The restricted stock units are being reported in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 Compensation—Stock Compensation. The grant date fair value of the awards is based on information included in Note M to the Company’s audited financial statements for the fiscal year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2023.

None of our directors, director nominees or executive officers has any family relationships with any of our other directors, director nominees or executive officers. There currently are no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors, director nominees or executive officers.
Board Committees
The Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. The Audit Committee, Compensation Committee, and Nominating and Governance Committee each consists exclusively of independent directors.
Audit Committee
The Audit Committee is currently composed of Jeffrey J. Vorholt, Chair, Jeffrey A. Dominick, Phyllis J. Campbell, Laura J. Peterson and Randy D. Rademacher. The Board has determined that Mr. Vorholt is an “audit committee financial expert” as defined in the rules under the Exchange Act. All members of the Audit Committee are independent under the Nasdaq rules.
The Audit Committee is generally charged with the appointment, compensation, retention, evaluation and oversight of the work of the independent registered public accounting firm; reviewing and discussing with management and the independent registered public accounting firm the Company’s annual audited and quarterly consolidated financial statements; reviewing the internal audit function; overseeing the integrity, adequacy and effectiveness of the Company and its subsidiaries’ internal accounting and financial controls; overseeing financial related risks; and approving and monitoring the Company and its subsidiaries’ compliance with their codes of conduct. Also, in the performance of its oversight function, the Audit Committee reviews the Company and its subsidiaries’ compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee works closely with management as well as the Company’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance, and receive appropriate funding, from the Company for outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Committee held four meetings during 2022.
The Audit Committee performs its work under the guidance of a written charter that was initially approved by the Audit Committee and the Board in August 2003 and was most recently amended in November 2021. The charter of the Audit Committee is available through our Internet website at www.atsginc.com.
The Audit Committee has furnished the following report for inclusion in this Proxy Statement.
Audit Committee Report
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the Company's independent registered public accounting firm, Deloitte (both alone and with management present), the Company's
22	2023 PROXY STATEMENT

audited consolidated financial statements for the year ended December 31, 2022. The Audit Committee discussed with Deloitte the matters required to be discussed with the independent registered public accounting firm pursuant to Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received the written communications from Deloitte required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” as currently in effect, and has discussed with Deloitte their independence.
Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2022, be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.
Respectfully submitted,
The Audit Committee
Jeffrey J. Vorholt, Chair
Jeffrey A. Dominick
Phyllis J. Campbell
Laura J. Peterson
Randy D. Rademacher
The above report of the Audit Committee will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.
Compensation Committee
The Compensation Committee is currently composed of J. Christopher Teets, Chair, Raymond E. Johns, Jr., Randy D. Rademacher, Jeffrey J. Vorholt, and Paul S. Williams. The Compensation Committee is responsible for reviewing, evaluating and making recommendations to the full Board regarding the Company and its subsidiaries’ overall compensation policies and establishing performance-based incentives that support long-term strategic goals, organizational objectives and stockholder interests. The Committee is also responsible for determining the compensation of the Chief Executive Officer based upon the achievement of goals and objectives that are approved by the Committee, and for considering and approving the compensation arrangements for the other executive officers of the Company. This includes base salaries, short-term and long-term incentive awards, equity-related awards, participation in any deferred compensation or retirement plans or arrangements, benefits and perquisites. The Committee also evaluates the target performance goals for the non-executive senior officers and employees of the Company and its subsidiaries. In addition, the Committee oversees the administration of the Company and its subsidiaries' executive compensation plans, programs and arrangements, makes recommendations to the full Board with respect to succession planning for the Chief Executive Officer and other officers of the Company and its subsidiaries, and sets and reviews the compensation for the Board and committee members. The Committee held four meetings during 2022.
The Compensation Committee performs its work under the guidance of a written charter that was initially approved by the Compensation Committee and the Board in August 2003. The charter was most recently amended in November 2021. The Committee’s charter is available through our Internet website at www.atsginc.com.
Nominating and Governance Committee
The Nominating and Governance Committee is currently composed of Paul S. Williams, Chair, Jeffrey A. Dominick, Phyllis J. Campbell, Raymond E. Johns, Jr., Laura J. Peterson, and J. Christopher Teets. The Committee is generally charged with identifying individuals qualified to become members of the Board in accordance with the criteria approved by the Board; making recommendations to the full Board with respect to director nominees for each annual meeting of the stockholders; the oversight of environmental, social and governance (“ESG”) matters; developing and recommending to the Board a set of corporate governance principles applicable to the Company; and overseeing the evaluation of the Board and management. The Committee held five meetings during 2022.
The Nominating and Governance Committee performs its work under the guidance of a written charter that was initially approved by the Nominating and Governance Committee and the Board in March 2004 and was most recently amended in November 2021. The Committee’s charter is available through our Internet website at www.atsginc.com.
2023 PROXY STATEMENT	23

Consideration of Nominees for Director

Director Qualifications
The Nominating and Governance Committee is responsible for reviewing and developing the Board’s criteria for evaluating and selecting new directors based on the needs of the Company from time to time. The criteria used in connection with evaluating and selecting new directors include those set forth in the Company’s Corporate Governance Guidelines and Certificate of Incorporation. While these materials do not contain a formal diversity policy, the Charter of the Nominating and Governance Committee provides that in reviewing and developing the Board’s criteria for selecting new directors, the initial list of candidates considered by the Committee (including a list provided by any third party engaged to assist with a director search) will include but need not be limited to, qualified underrepresented candidates (taking into account factors such as gender, race and ethnicity). Additionally, the Corporate Governance Guidelines seek to ensure that candidates can work constructively with people holding diverse viewpoints and can tolerate opposing views. The Corporate Governance Guidelines are available through our Internet website at www.atsginc.com.
In addition to the criteria set forth in the Corporate Governance Guidelines, the Committee will consider whether the director candidate meets the definition of independence set forth under Nasdaq rules, applicable law and the Certificate of Incorporation, as well as the candidate’s skills, occupation and experience in the context of the needs of the Board. The Board will nominate new directors only from candidates identified, screened and approved by the Nominating and Governance Committee. The Nominating and Governance Committee and the Board will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendation to the Company’s stockholders. Service on boards of other organizations must be consistent with the Company’s conflict of interest policies applicable to directors as set forth in the “Core Requirements” of the Company's “Code of Conduct for Conducting Business.”
The Board recognizes the importance of maintaining a board that is composed of directors with diverse backgrounds and expertise in order to ensure the effectiveness of the Board in its deliberations and in the oversight of the work of management. In addition to the criteria set forth in the Company’s Corporate Governance Guidelines and the other considerations disclosed above under “Director Qualifications,” the Board likewise recognizes that diversity of race, gender, age and cultural and ethnic backgrounds can enhance the effectiveness of the Board.
Evaluation of Stockholder Nominees
The policy of the Nominating and Governance Committee is to consider for nomination by the Board, properly submitted stockholder recommendations of potential nominees for membership on the Board. In evaluating such nominees, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under “Director Qualifications.” There are no differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder, except to the extent provided as follows: (i) such candidates must be able to meet with one or more members of the Committee and/or the Board upon request, and (ii) the stockholder must provide: (a) all written materials that would be necessary for a stockholder to make a nomination pursuant to the Bylaws, which materials must be submitted no later than the time permitted for a stockholder to make a director nomination pursuant to the Bylaws; and (b) other information requested by the Company reasonably related to the recommended individual’s qualifications as a nominee.
Director Nominations by Stockholders
The Bylaws permit stockholders to nominate directors for election at an annual stockholders’ meeting without the prior recommendation of the Nominating and Governance Committee or the nomination of the Board, subject to compliance with applicable notice requirements in the Bylaws. Stockholder nominations to the Board of Directors for the 2024 Annual Meeting of Stockholders must be forwarded to the Chair of the Nominating and Governance Committee c/o Corporate Secretary, Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, so as to be received not less than 90 days nor more than 120 days prior to the first anniversary of the 2023 Annual Meeting of Stockholders (May 24, 2024); provided, however, that in the event the date of the 2024 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from such first anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nominations received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company.
24	2023 PROXY STATEMENT

Corporate Governance Guidelines
The Company has adopted a set of Corporate Governance Guidelines (the “Guidelines”) to help the Board fulfill its responsibility to stockholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of stockholders. The Guidelines are intended to ensure that the Board has the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Guidelines address such topics as the composition of the Board, the selection of Board members, Board independence, the procedures relating to, and the conduct of, Board and committee meetings, the compensation of directors and the Chief Executive Officer, risk oversight, director orientation and continuing education, periodic self-evaluations of the Board and committees, and other practices. The Guidelines are available through our Internet website at www.atsginc.com.
Code of Ethics for the CEO and CFO
The Company has adopted a Code of Ethics that sets forth the policies and business practices that apply to the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Ethics is in compliance with SEC rules and addresses such topics as compliance with laws; full, fair, accurate and timely disclosure of financial results; professional, honest and ethical conduct; conflicts of interest; and reporting procedures and accountability. The Code of Ethics is available through our Internet website at www.atsginc.com.
Code of Conduct for Conducting Business
The Company has adopted a Code of Conduct for Conducting Business that sets forth the policies and business practices that apply to all of the Company’s employees and directors. The Code of Conduct addresses such topics as compliance with laws; moral and ethical conduct; equal employment opportunity; promoting a work environment free from harassment and discrimination; and the protection of intellectual property and proprietary information. The Code of Conduct for Conducting Business is available through our Internet website at www.atsginc.com.
Corporate Compliance Plan
The Company has adopted a Corporate Compliance Plan governing the development, implementation and operation of a corporate compliance program by each of the Company’s principal subsidiaries. The Corporate Compliance Plan is intended to supplement the Company’s Code of Conduct for Conducting Business and seeks to promote an organizational culture that encourages ethical conduct and a commitment to compliance and is designed to prevent, detect and correct instances of unethical conduct or conduct that violates applicable laws and regulations. The Corporate Compliance Plan is available through our Internet website at www.atsginc.com.
Management Sustainability Committee
The Company has formed a Management Sustainability Committee composed of executives, senior management and subject matter experts from ATSG and each of its operating subsidiaries, whose purpose is to further integrate environmental, social and governance (“ESG”) matters into the strategy and operations of the Company and assist the Nominating and Governance Committee of the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s ESG efforts and initiatives. The Management Sustainability Committee Charter is available through our Internet website at www.atsginc.com.
Insider Trading Policy
The Company has adopted an Insider Trading Policy for the directors, executive officers and employees of the Company and its subsidiaries, their family members, and specially designated outsiders who have access to the Company’s material nonpublic information. The policy seeks to ensure compliance with federal and state securities laws governing (i) trading in securities of the Company while in position of material nonpublic information concerning the Company, and (ii) tipping or disclosing material nonpublic information to outsiders. The policy provides for the Company to designate from time to time the directors and executive officers, including the named executive officers, that are subject to the reporting provisions and trading restrictions of Section 16 of the Exchange Act, and the underlying rules and regulations promulgated by the SEC (“Section 16 Individuals”), and well as certain key employees (“Key Employees”) who, because of their position with the Company, are likely to have access to material nonpublic information. The policy imposes blackout periods and trading windows on the Section 16 Individuals and Key Employees, including all of the directors and named executive officers, restricting their ability to trade in the Company’s securities during specified periods. The policy also prohibits Section 16 Individuals and Key Employees from entering into financial transactions designed to hedge or offset any decrease in the market value of the Company’s securities, holding Company securities in a margin account or pledging (or hypothecating) Company securities as collateral for a loan. The Insider Trading Policy is available through our Internet website at www.atsginc.com.
2023 PROXY STATEMENT	25

Related Person Transactions
The charter of the Audit Committee requires the Audit Committee to review and consider whether to approve all related party transactions, as that term is defined in the applicable regulations of the SEC. Other than the matters set out below, the Company has not engaged in any related person transactions, as defined by Regulation S-K Item 404(a), since January 1, 2022, nor are there any transactions currently proposed. If any related person transactions arise, the Audit Committee will review and approve such transactions as it deems appropriate.
The Company has been providing freighter aircraft, airline operations and services for cargo handling and logistical support for Amazon.com Services, LLC (“ASI”), successor to Amazon.com Services, Inc., a subsidiary of Amazon.com, Inc. (“Amazon”) since September 2015. On March 8, 2016, the Company entered into an Air Transportation Services Agreement (the “ATSA”) with ASI, pursuant to which the Company’s aircraft leasing subsidiary leases Boeing 767 freighter aircraft to ASI. The ATSA also provides for the operation of aircraft by the Company’s airline subsidiaries, and the management of ground handling services by the Company's ground handling subsidiary. Under the ATSA, the Company operates aircraft based on pre-defined fees scaled for the number of aircraft hours flown, aircraft scheduled and flight crews provided to ASI for its network. The operating term of the ATSA runs through March 2026 and is thereafter subject to renewal by ASI for an additional three years. Revenues from the Company’s commercial arrangements with ASI comprised approximately 34% of its consolidated revenues for 2022 ($694,630,000) and is estimated to comprise approximately 31% of its consolidated revenues for 2023. The Company is currently leasing 42 Boeing 767 freighter aircraft to ASI with lease expirations between 2023 and 2031. ASI has in turn subleased the aircraft to the Company’s airline subsidiaries for operation under the ATSA and has also leased or subleased seven more ASI-provided aircraft to one of the Company’s airline subsidiaries for operation under the ATSA.
In conjunction with the execution of the ATSA, the Company and ASI entered into an Investment Agreement (the “2016 Investment Agreement”) and a Stockholders Agreement on March 8, 2016 (the “2016 Stockholders Agreement”), and a second Investment Agreement on December 20, 2018 (the “2018 Investment Agreement”). Pursuant to these Investment Agreements, the Company issued warrants to Amazon in conjunction with the lease of aircraft.
The 2016 Investment Agreement called for the Company to issue warrants in three tranches granting Amazon the right to acquire up to 19.9% of the Company’s outstanding common shares as described below. The first tranche of warrants, issued upon the execution of the 2016 Investment Agreement, granted Amazon the right to purchase approximately 12.81 million of the Company’s common shares, with the first 7.69 million common shares vesting upon issuance on March 8, 2016, and the remaining 5.12 million common shares vesting as the Company leased aircraft to Amazon under the ATSA. The second tranche of warrants, which were issued and vested on March 8, 2018, granted Amazon the right to purchase approximately 1.59 million of the Company’s common shares. The third tranche of warrants vested on September 8, 2020, and granted Amazon the right to purchase an additional 0.5 million of the Company’s common shares to bring Amazon’s ownership, after the exercise in full of the three tranches of warrants, to 19.9% of the Company’s pre-transaction outstanding common shares measured on a GAAP-diluted basis, adjusted for share issuances and repurchases by the Company following the date of the 2016 Investment Agreement and after giving effect to the warrants granted. The exercise price of the 14.9 million warrants issued under the 2016 Investment Agreement was $9.73 per share, which represented the closing price of ATSG’s common shares on February 9, 2016. Each of the three tranches of warrants were exercisable in accordance with their terms through March 8, 2021 (subject to extension if regulatory approvals, exemptions, authorizations, consents or clearances had not been obtained by such date).
On December 20, 2018, the Company expanded its commercial arrangements with Amazon and in conjunction therewith, entered into the 2018 Investment Agreement and an Amended and Restated Stockholders Agreement (the “Amended and Restated Stockholders Agreement”), which replaced the 2016 Stockholders Agreement. Pursuant to the 2018 Investment Agreement, the Company issued additional warrants to Amazon for 14.8 million common shares, all of which have vested. This group of warrants will expire if not exercised within seven years from their issuance date, in December of 2025 (subject to extension if regulatory approvals, exemptions, authorizations, consents or clearances have not been obtained by such date). The warrants have an exercise price of $21.53 per share. Thereafter, on May 29, 2020, the Company further expanded its commercial arrangements with Amazon and issued additional warrants to Amazon for 7.0 million common shares, all of which have vested. These warrants will expire if not exercised by December 20, 2025 (subject to extension if regulatory approvals, exemptions, authorizations, consents or clearances have not been obtained by such date). The exercise price of these warrants is $20.40 per share.
Amazon can also earn incremental warrant rights for up to an additional 2.9 million common shares under the 2018 Investment Agreement by leasing up to five more cargo aircraft from the Company before January 2026. Incremental warrants granted for ASI’s commitment to any such future aircraft leases will have an exercise price based on the volume-weighted average price of the Company's shares during the 30 trading days immediately preceding the contractual commitment for each lease.
26	2023 PROXY STATEMENT

For all outstanding warrants vested, Amazon may select a cashless conversion option. Assuming ATSG's stock price at the time of conversion is above the warrant exercise price, Amazon would receive fewer shares in exchange for any warrants exercised under the cashless option by surrendering the number of shares with a market value equal to the exercise price.
The warrants include a beneficial ownership limitation, which provides that Amazon is prohibited from exercising the warrants for such number of shares of common stock as would exceed a specified percentage of the number of the Company’s outstanding common shares after giving effect to any exercise of the warrants. The initial beneficial ownership limitation was 4.999% of the Company’s outstanding common stock, and is currently 19.999% of the Company’s outstanding common stock. Amazon has the right to change the beneficial ownership limitation from time to time, provided that such change will not be effective until the 61st day after notice of the change is given to the Company.
The Amended and Restated Stockholders Agreement permits Amazon to appoint one director to the Board, subject to meeting customary eligibility requirements, once it holds at least 10% of ATSG’s outstanding common shares measured on a GAAP-diluted basis and thereafter to nominate one director to the slate of directors eligible for election at each annual stockholders’ meeting. The Amended and Restated Stockholders Agreement also: (i) subjects ATSG to certain negative covenants once Amazon actually holds at least 10% of the outstanding ATSG common shares measured on a GAAP-diluted basis; (ii) provides Amazon with certain information and registration rights; (iii) imposes certain restrictions on Amazon with respect to the transfer of warrants and warrant shares; (iv) subjects Amazon to certain standstill provisions; and (v) requires Amazon to vote its ATSG common shares in excess of 14.9% in accordance with the recommendations of the Board during the standstill period. Amazon has not exercised its right to appoint a director to the Board.
On March 5, 2021, Amazon exercised warrants from the 2016 Investment Agreement for 865,548 shares of the Company’s common stock through a cashless exercise by forfeiting 480,047 warrants from the 2016 Investment Agreement as payment. Also on March 5, 2021, Amazon notified the Company of its intent to exercise warrants from the 2016 Investment agreement for 13,562,897 shares of the Company’s common stock by paying $132.0 million in cash to the Company and as permitted by the terms of the warrants, Amazon amended the beneficial ownership limitation from 4.999% to 19.999%. This exercise was contingent upon the approval of the United States Department of Transportation, the expiration or termination of any applicable waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the effectiveness of the amendment to the beneficial ownership limitation. After receiving all required regulatory approvals and clearances and the effectiveness of the amendment to the beneficial ownership limitation, Amazon remitted the funds to the Company on May 7, 2021, and the Company issued the corresponding shares of common stock, completing the warrant exercise. No warrants issued under the 2106 Investment Agreement remain unexercised.
The ATSA, the 2016 Investment Agreement, the 2018 Investment Agreement, the Stockholders Agreement, and the Amended and Restated Stockholders Agreement were entered into before Amazon became a related party of the Company, as defined by Regulation S-K Item 404(a). Accordingly, these agreements were considered and approved by the full Board, but were not separately approved by the Audit Committee under the Audit Committee’s charter. So long as Amazon and ASI remain related parties of the Company, all future agreements or commercial arrangements or modifications of existing agreements with those parties or any of their affiliates will be reviewed, considered and, subject to the Audit Committee’s discretion, approved, by the Audit Committee in addition to any separate approval required of the full Board.
In connection with the Board’s authorizations to repurchase the Company’s common stock and pursuant to the terms of the 2016 Investment Agreement, Amazon elected sell to the Company (i) 250,000 shares of common stock for approximately $5.9 million (or $23.61 per share) on October 7, 2022, and (ii) 260,000 shares of common stock for approximately $7.0 million (or $26.99 per share) on December 16, 2022. The purchase price for such common shares was determined in accordance with the terms of the 2016 Investment Agreement. Pursuant to the 2016 Investment Agreement and Amazon’s election to sell the common stock to the Company in October 2022 and December 2022, Amazon retains the right to sell additional common stock to the Company, subject to certain limitations, which permits Amazon to maintain its beneficial ownership of the Company’s common stock below 20% after taking into account stock repurchases by the Company.
For information relating to the Company’s transactions with Amazon, see Note C to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2023.
Executive Sessions
The independent directors of the Company meet in executive session (with no management directors, non-independent directors or management present) on a regular basis and upon the request of one or more independent directors, usually in conjunction with Board and committee meetings. The sessions are scheduled and chaired by the Lead Independent Director or the Chair of the pertinent committee, who is in each case an independent director. The executive sessions include those topics the independent directors deem appropriate.
2023 PROXY STATEMENT	27

Communications with the Board
Stockholders and other parties interested in communicating directly with the Company’s directors or with the non-management directors as a group may do so by writing to the Corporate Secretary at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.
The Board believes that it is management's responsibility to speak for the Company, including communications with institutional investors, the press, customers and other persons outside the Company. If comments from the Board are appropriate, the Guidelines provide that they should, in most circumstances, come from the Chairman of the Board or, if there be one, the Lead Independent Director. In those instances in which it is necessary for an individual Board member to speak with outside constituencies, it is expected that he or she will do so only with the knowledge of the Chairman of the Board and, if there be one, the Lead Independent Director.
Board Leadership Structure
The Company’s Bylaws and Guidelines provide the Board of Directors with the discretion to separate or combine the positions of Chairman of the Board and Chief Executive Officer, provided that in the event the positions are combined, or the Chairman of the Board is not independent, a Lead Independent Director position is established. In such event, the Lead Independent Director will be elected on an annual basis by a majority of the independent directors upon a recommendation from the Nominating and Governance Committee. The duties of the Lead Independent Director, if one is elected, include the following:
•
In consultation with the Chairman of the Board, approving board meeting agendas and, in consultation with the other independent directors, approving board meeting schedules to ensure there is sufficient time for all agenda items;

•	Approving the type of information to be provided to directors for board meetings;
•
Presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors and apprising the Chairman of the Board of the issues considered;

•	Serving as liaison between the Chairman of the Board and the independent directors and as liaison between the Chief Executive Officer and the independent directors;
•	Calling meetings of the independent directors; and
•	Performing such other duties as the Board may from time to time designate upon a recommendation from the Nominating and Governance Committee.
In deciding whether to separate the offices of Chairman of the Board and Chief Executive Officer or to combine those offices and appoint a Lead Independent Director, the Board considers what is in the best interests of the Company and its stockholders, taking into consideration the skills and experience of the individual or individuals filling those positions and other relevant factors.
The Board has determined that a leadership structure with separate positions of Chairman of the Board and Chief Executive Officer continues to be in the best interests of the Company and its stockholders at this time. This structure enables the Chairman and Lead Independent Director to focus on managing the Board’s affairs, including organizational and functional effectiveness, and fulfilling the Board’s fiduciary and other responsibilities. The Chief Executive Officer remains involved in this process by updating the Chairman and the Board in its entirety regarding the day-to-day management of the Company. While the Company has established separate roles for the Chairman of the Board and Chief Executive Officer, they both play a vital role in the management of the Company and must work together closely in order to maximize the Company’s potential.
Mr. Hete served as the Chief Executive Officer of the Company from 2003 until his retirement in May 2020, whereupon he was elected as the Chairman of the Board and, in conjunction therewith, Mr. Rademacher was elected to serve as the Lead Independent Director. In connection with Mr. Hete’s retirement, the Board appointed Mr. Corrado as the Chief Executive Officer and he was also elected to the Board. It is anticipated that Mr. Hete will continue to serve as the Chairman of the Board, Mr. Rademacher will continue to serve as the Lead Independent Director, and Mr. Corrado will continue to serve as the Chief Executive Officer and a Director, subject to each of them being re-elected at the Annual Meeting.
28	2023 PROXY STATEMENT

While the Board does not anticipate combining the roles of Chairman of the Board and Chief Executive Officer in a single individual in the foreseeable future, it would only do so in the event it determined that combining those roles was in the best interests of the Company and its stockholders at that time. The Board anticipates that under most circumstances it would seek input from stockholders, as appropriate, prior to combining those roles and, in such event, would promptly notify the Company’s stockholders of any such change.
Our Guidelines provide that (i) a majority of the directors of the Company shall be “independent directors” as that term is defined in the Nasdaq Marketplace Rules; and (ii) the Chief Executive Officer will be the only employee of the Company who also serves as a director of the Company. As described above under “Independence,” eight of our 10 director nominees are independent. In addition, all of the members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee are, and will continue to be, independent directors.
The independent directors meet in executive session (with no management directors, non-independent directors or management present) on a regular basis (typically at the time of each quarterly board meeting) and upon the request of one or more independent directors. The Lead Independent Director presides over such executive sessions.
Our Board conducts an annual evaluation to determine whether it and its committees are functioning effectively. As a part of the annual self-evaluation, the Board considers whether the current leadership structure continues to be appropriate for the Company and its stockholders. In addition, the Board reviews the structure of Board and Company leadership as part of the succession planning process.
Board Role in Risk Oversight
While the Company’s management is responsible for the day-to-day management of the various risks facing the Company, the Board has the primary responsibility for risk oversight, with the Board’s standing committees supporting the Board by addressing the risks inherent in their respective areas of oversight. In meeting its responsibilities, the Board seeks to (i) concentrate on the broader implications of a strategic direction, while allowing the committees to focus on specific areas of risk, (ii) ensure that management has implemented appropriate systems to manage risk, and (iii) ensure that it is providing effective risk oversight through its committee structure and oversight processes.
Business risks are ordinarily reviewed by the full Board through its regular receipt of management presentations concerning different areas of the business and the opportunities and risks in those areas and engaging in a dialogue with management regarding these issues. In addition, the Board and management periodically engage in a comprehensive discussion of business risks in conjunction with its strategic planning process. The Board and its standing committees regularly review strategic, operational, financial, compliance, cybersecurity and compensation risks with senior management.
The respective areas of oversight delegated to the Board’s standing committees are reflected in their written charters. However, generally speaking: (i) the Audit Committee oversees risks related to the financial reporting process, internal controls and procedures, compliance issues, financial related risks, related party transactions, and cybersecurity matters, including by meeting in executive session on a quarterly basis with Deloitte, our independent registered public accounting firm, as well as with one or more of the Chief Financial Officer; Vice President, Controller; and the Manager, Internal Audit and Compliance; (ii) the Compensation Committee oversees risks associated with succession planning for the Chief Executive Officer and other executives as well as compensation-related risks, including by periodically evaluating the Company’s compensation programs to determine whether the design and operation of the Company’s compensation policies and practices could encourage executives and employees to take excessive or inappropriate risks that would be reasonably likely to have a material adverse effect on the Company; and (iii) the Nominating and Governance Committee oversees risks associated with Board composition and succession planning for directors, environmental, social and governance (“ESG”) matters, and the structure and performance of the Board and its committees.
2023 PROXY STATEMENT	29

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Compensation Philosophy and Objectives
The Compensation Committee believes that the compensation paid to its executive officers should assist the Company in attracting and retaining talented leaders and encouraging a high level of effective and ethical management in the best interests of the Company and its stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk taking. To this end, the Compensation Committee strives to ensure that the Company’s executive compensation program is competitive with that of similarly situated companies and rewards the achievement of short and long-term goals that align the interests of its executives and stockholders in seeking to increase stockholder value.
Throughout this Proxy Statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal year 2022, as well as the other individuals included in the “Summary Compensation Table” below, are referred to as the “named executive officers.”
Chief Executive Officer’s Role in the Compensation Decision Process
The Compensation Committee considers recommendations from the Chief Executive Officer with respect to the base salaries of the named executive officers (other than himself) and the performance measures to be utilized under the Company's short-term incentive compensation plan. In making his recommendations, the Chief Executive Officer utilizes materials prepared by Willis Towers Watson, as further described in the “Compensation Consultant” section below, including the peer group analysis. In addition, the Chief Executive Officer completes an objective and subjective review of each executive’s responsibilities and performance over the prior year. The Chief Executive Officer plays no role in the compensation process and is not present during voting or deliberations, with respect to his own compensation.
Establishing Compensation Levels
The Compensation Committee ordinarily meets during the first half of each year to review the base salaries for each of the executive officers and to approve incentive awards for the prior year based upon previously established performance measures. All changes to base salaries are typically effective on July 1st for the year in which they are set. The Compensation Committee has traditionally authorized the grant of equity awards under the Company's long-term term incentive plan no earlier than the close of the market on the second or third full trading day after the issuance of the Company’s earnings for the fourth quarter and year-end.
During the first half of the year, the Compensation Committee also typically establishes incentive goals for the current year based in part upon the Chief Executive Officer’s recommendations.
Compensation Consultant
The Compensation Committee is authorized to retain the services of independent advisers to assist it in carrying out its responsibilities. In 2022, the Compensation Committee engaged Willis Towers Watson to prepare a competitive executive compensation assessment for the named executive officers and an update with respect to executive compensation trends and regulatory developments. The assessment was based on general industry compensation survey data, and a proxy analysis of publicly traded transportation industry competitors, logistics companies and regional airlines. The general industry survey data was updated to May 1, 2022, using a 3.75% annual update factor and regressed to the corporate revenue scope of $1.9 billion, which represented approximately an 21% increase from the Company’s projected revenues for 2021 that were used in the previous analysis prepared by Willis Towers Watson. The proxy peer group consisted of the following 12 companies, with median revenues of $1.7 billion:
•	AAR Corporation	•	Hub Group, Inc.
•	Air Lease Corporation	•	Mesa Air Group, Inc.
•	Allegiant Travel Company	•	Park Ohio Holdings Corp
•	Atlas Air Worldwide Holdings, Inc.	•	Sky West, Inc.
•	Forward Air Corp.	•	Spirit Airlines, Inc.
•	Hawaiian Holdings, Inc.	•	Willis Lease Finance Corp.
30	2023 PROXY STATEMENT

The 2022 assessment included: (i) a review of the Company's current executive compensation program and its components; (ii) a comparison of the named executive officers' compensation, including base salary, target total cash compensation (base salary and target annual incentive), and target total direct compensation (base salary, target annual incentive, and long-term incentive) relative to the 25th, 50th and 75th percentiles for executives holding comparable positions based on general industry survey data; and (iii) a comparison of the components of the compensation of each of the named executive officers relative to their counterparts in the proxy peer group.
The Compensation Committee utilized the competitive compensation assessment in evaluating the ongoing competitiveness of the Company's compensation arrangements for 2022. In this regard, the general industry survey data and proxy peer group analysis contained in the competitive compensation assessment constituted a material component of the Compensation Committee’s evaluation of the Company’s compensation arrangements for 2022 with respect to the named executive officers. The Compensation Committee, in consultation with Willis Towers Watson, determined that the Company’s executive compensation program was structured appropriately and in keeping with current trends and best practice design.
The Compensation Committee has identified the 50th (median) percentile as the targeted pay level. Based on the overall averages for the Company’s named executive officers, Willis Towers Watson found that the base salary, target total cash compensation, and target total direct compensation were: (i) each 15% below the market 50th percentile with respect to the general industry survey data; and (ii) 2%, 16% and 17%, respectively, below the proxy peer group. Willis Towers Watson further found that: (i) with respect to target total direct compensation, the Company’s Chief Executive Officer and Chief Operating Officer were below the market competitive range based on both the general industry survey data and proxy peer group; and (ii) recommended that continued consideration should be given to compensation increases, to align with the market and to reflect sustained performance.
In May 2022, the Compensation Committee met in executive session, outside of the presence of Mr. Corrado, to discuss his compensation arrangements for 2022. The Committee reviewed and discussed the components of Mr. Corrado's current compensation utilizing the materials prepared by Willis Towers Watson that are described above and, based thereon, increased his base salary, effective on June 27, 2022, and also increased the size of the grants made to Mr. Corrado under the 2015 LTI Plan from 200% to 250% of his base salary, effective with the grant made in 2023. Further, the Compensation Committee, in consultation with the Chief Executive Officer and utilizing the materials prepared by Willis Towers Watson, increased the base salaries paid to Messrs. Berger, Koharik, Payne and Turner, effective on June 27, 2022. The increases in the base salaries paid to Messrs. Berger, Corrado, Koharik, Payne and Turner, and the increase in the size of future grants made to Mr. Corrado under the 2015 LTI Plan, were made in order to cause their respective target total direct compensation to be more in alignment with the market median/50th percentile being targeted by the Company, although subject in each case to the requirements limiting executive compensation arising from the grants received by two of the Company’s subsidiary airlines under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), and the subsequent grants received by one of the Company’s subsidiary airlines under the Consolidated Appropriations Act of 2021 (the “PSP Extension Law”) and the American Rescue Plan Act of 2021 (the “American Rescue Plan”).
To minimize the potential for conflicts of interest, our policy is to limit the use of Willis Towers Watson to only executive and director compensation and benefits matters. Further, the Compensation Committee has the sole authority to retain or terminate Willis Towers Watson as the Committee's executive compensation consultant and to approve its fees and other terms of engagement. In connection with its engagement of Willis Towers Watson, the Compensation Committee considered various factors bearing upon Willis Towers Watson's independence, including, but not limited to, the amount of fees received by Willis Towers Watson from the Company as a percentage of Willis Towers Watson's total revenues, Willis Towers Watson's policies and procedures designed to prevent and mitigate conflicts of interest, and the existence of any business or personal relationships that could impact Willis Towers Watson's independence. After reviewing these and other factors, the Compensation Committee determined that Willis Towers Watson was independent and that its engagement did not present any conflicts of interest. Willis Towers Watson also provided the Company with a written statement in which it indicated its belief that it serves as an independent advisor to, and has no conflicts of interest involving, the Company.
2023 PROXY STATEMENT	31

Compensation and Risk
The Board of Directors, in consultation with the Compensation Committee and management, believes that the Company's compensation policies and practices, including the Company's executive compensation program, do not create risks that are reasonably likely to have a material adverse effect on the Company. The Board believes that the following characteristics of the Company's compensation policies and practices are effective in reducing the possibility of the executive officers, individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value:
•
The base salaries the Company pays to its executive officers are generally consistent with salaries paid for comparable positions in the Company's industry, and provide the Company's executive officers with a steady income while reducing the incentive to take risks in pursuit of short-term benefits.

•
The Company's short-term and long-term incentive compensation plans are well-defined and based on stated formulas that respectively cap the maximum bonus and shares that may be earned, thereby reducing the incentive for excessive risk taking.

•	The Company's executive compensation program is designed to include a significant level of long-term incentive compensation, which discourages short-term risk taking.
•	The performance period and vesting schedule for long-term incentives overlap, which reduces the motivation to maximize performance in any one period.
•
The Compensation Committee retains an external executive compensation consultant at least once every two years to advise it on market practices and the suitability of its compensation actions and decisions.

•
The Company has adopted (i) a Code of Ethics for the Chief Executive Officer and Chief Financial Officer that provides for the forfeiture of bonuses and equity compensation under certain situations; (ii) an Insider Trading Policy that prohibits the directors, named executive officers and other designated employees from entering into financial transactions designed to hedge or offset any decrease in the market value of the Company’s securities, holding Company securities in a margin account or pledging (or hypothecating) Company securities as collateral for a loan; (iii) a Code of Conduct for Conducting Business; and (iv) a Corporate Compliance Plan, each of which are designed to reinforce the balanced compensation objectives established by the Compensation Committee. The codes, policy and plan are available through our Internet website at www.atsginc.com.

•
The Company has adopted stock ownership guidelines for the named executive officers, which the Board believes helps to align the interests of the named executive officers with the interests of stockholders, thereby discouraging excessive risk taking.

Advisory Votes on Executive Compensation
At our annual stockholders’ meetings held in May 2022, 2021 and 2020, approximately 98%, 96% and 99% of the shares cast at the meetings (excluding abstentions and broker non-votes) were respectively voted in favor of the advisory vote on the executive compensation reported in the Company's proxy statement. While the advisory vote is non-binding, the Compensation Committee and the Board of Directors reviews and considers the voting results with respect to advisory votes on executive compensation when making future decisions regarding the Company's executive compensation program and intends to hold future advisory votes on executive compensation every year.
Components of Executive Compensation for 2022
The Company’s executive compensation and benefits package consists of direct compensation (base salary, short-term cash incentives and long-term equity-based incentives) and Company-sponsored retirement and benefit plans. The components of the named executive officers’ compensation packages are designed to contribute to a total package that is competitive, appropriately performance-based and valued by the Company’s executives. The Compensation Committee strives to align the mix of executive officer compensation between cash and non-cash and short-term and long-term incentive compensation with the competitive benchmarking described above.
32	2023 PROXY STATEMENT

Base Salary
The Company provides the named executive officers with a base salary to compensate them for services rendered during the fiscal year. The Compensation Committee determines the base salary for the Chief Executive Officer and the other named executive officers, although the base salaries for the latter are determined in consultation with the Chief Executive Officer. The Compensation Committee typically reviews the base salaries of the named executive officers during the first half of the year as part of the Company’s performance review process, as well as in the event of a promotion or other change in job responsibilities. This review primarily takes into account a compensation analysis, such as the Willis Towers Watson analysis described above; an internal review of the executive’s compensation, both on an individual basis and relative to other executives; and the individual performance of the executive, as evaluated by the Chief Executive Officer. The base salaries paid to the named executive officers in 2022 are set forth in the “Salary” column of the “Summary Compensation Table” below.
Short-Term Incentive Compensation
During 2022, the Company's executives, including the named executive officers, had the potential to earn incentive compensation under the Company’s Executive Incentive Compensation Plan (the “EIC Plan”). The purpose of the EIC Plan is to incentivize executive management to achieve short-term corporate goals. Under the EIC Plan, participants are eligible to receive a cash bonus utilizing a formula that establishes a bonus amount, expressed as a percentage of base salary, based upon the extent of achievement of performance measures that are prescribed under the EIC Plan. The performance measures selected, and the relevant weight given to each such performance measure, may vary by participant, provided that, unless otherwise determined by the Compensation Committee, bonuses will be based on at least two performance measures, one of which will be net income from continuing operations. The other performance measures that may be utilized under the EIC Plan include revenue growth, return on capital, adjusted EBITDA, earnings per share, shipment growth, increase in stock price, return on assets, service or personal goals. The cash incentive bonus opportunity for each of the named executive officers varies depending upon the position held and ranges from 6% to 150% of the participant's base salary earned during the year. The threshold, target and maximum bonus potentials for the named executive officers in 2022 included the following:
Named Executive Officer	Threshold	Target	Maximum
Richard F. Corrado	10% of base salary	100% of base salary	150% of base salary
Quint O. Turner	6% of base salary	60% of base salary	100% of base salary
Edward J. Koharik, III	6% of base salary	60% of base salary	100% of base salary
W. Joseph Payne	6% of base salary	60% of base salary	100% of base salary
Michael L. Berger	6% of base salary	60% of base salary	100% of base salary
The Compensation Committee determines: (i) the threshold, target and maximum bonus percentages and, based thereon, the potential cash bonus amounts; (ii) the performance measures and the weight to be given to each performance measure; and (iii) the extent of the achievement thereof, for the Chief Executive Officer. Similarly, the Compensation Committee makes the same determinations with respect to the other named executive officers in consultation with the Chief Executive Officer. In May 2022, the Compensation Committee met in executive session, outside of the presence of the Chief Executive Officer, to discuss Mr. Corrado’s compensation arrangements for 2022. The Committee reviewed and discussed the components of Mr. Corrado’s current compensation utilizing the materials prepared by Willis Towers Watson that are described above and, based thereon, no changes were made to his bonus percentages under the EIC Plan for 2022. Further, the Compensation Committee, in consultation with the Chief Executive Officer and utilizing the materials prepared by Willis Towers Watson, made no changes to the bonus percentages under the EIC Plan for Messrs. Berger, Koharik, Turner and Payne for 2022.
2023 PROXY STATEMENT	33

For 2022, 40% of the named executive officers’ bonus opportunity was based upon the level of achievement of net income from continuing operations, 40% of their bonus opportunity was based upon the level of achievement of adjusted EBITDA, and 20% of their bonus opportunity was based upon the level of achievement of specific strategic objectives (the “Strategic Objectives”). The Compensation Committee determined that Mr. Corrado had achieved 65% of the bonus potential for the performance measure associated with net income from continuing operations, 78% of the bonus potential for the performance measure associated with adjusted EBITDA, and 98% of the bonus potential for the performance measure associated with the Strategic Objectives. The Compensation Committee also determined that (i) Messrs. Berger, Koharik, Payne and Turner had achieved 59% of the bonus potential for the performance measure associated with net income from continuing operations and 73% of the bonus potential for the performance measure associated with adjusted EBITDA; and (ii) Messrs. Berger, Payne and Turner had achieved 100% of the bonus potential for the performance measure associated with the Strategic Objectives and Mr. Koharik had achieved 96% of the bonus potential for the performance measure associated with the Strategic Objectives. The following table shows for each of Messrs. Berger, Corrado, Koharik, Payne and Turner: (i) the performance measures utilized; (ii) the relevant weight given to the performance measures based on net income from continuing operations, adjusted EBITDA, and in the aggregate for the Strategic Objectives; (iii) the potential bonus amounts at threshold, target and maximum, for the achievement of the performance measures based on net income from continuing operations, adjusted EBITDA, and in total for the Strategic Objectives; and (iv) the actual cash incentive bonus achieved for the performance measures under the EIC Plan for 2022:
	Component of 2022 Bonus	Potential Bonus Attainment			Actual 2022 Bonus
		Minimum	Target	Maximum
Richard F. Corrado
Net Earnings from Continuing Operations	40.0%	$30,450	$304,500	$456,750	$296,888
Adjusted EBITDA(1)	40.0%	30,450	304,500	456,750	355,351
Strategic Objectives(2)	20.0%	15,225	152,250	228,375	223,123
Total					$875,362
Quint O. Turner
Net Earnings from Continuing Operations	40.0%	$11,666	$116,663	$194,438	$113,746
Adjusted EBITDA(1)	40.0%	11,666	116,663	194,438	142,523
Strategic Objectives(2)	20.0%	5,833	58,331	97,219	97,219
Total					$353,488
Edward J. Koharik, III
Net Earnings from Continuing Operations	40.0%	$10,750	$107,502	$179,170	$104,814
Adjusted EBITDA(1)	40.0%	10,750	107,502	179,170	131,332
Strategic Objectives(2)	20.0%	5,375	53,751	89,585	85,554
Total					$321,700
W. Joseph Payne
Net Earnings from Continuing Operations	40.0%	$10,642	$106,422	$177,370	$103,761
Adjusted EBITDA(1)	40.0%	10,642	106,422	177,370	130,013
Strategic Objectives(2)	20.0%	5,321	53,211	88,685	88,685
Total					$322,459
Michael L. Berger
Net Earnings from Continuing Operations	40.0%	$11,040	$110,400	$184,000	$107,640
Adjusted EBITDA(1)	40.0%	11,040	110,400	184,000	134,872
Strategic Objectives(2)	20.0%	5,520	55,200	92,000	92,000
Total					$334,512
(1)
Adjusted EBITDA for compensation purposes was defined as GAAP Earnings from Continuing Operations before Income Taxes plus net interest expense, depreciation expense and amortization expense, and excluded financial instrument revaluation gains or losses, non-service components of retiree benefit credits, amortization of warrant-based customer incentive costs recorded in revenue, recognition of government grants, the charge-off of debt issuance costs, costs from non-consolidated affiliates, charges related to the discharge of a fire suppression system net of insurance recoveries, and the increase in earnings in engine maintenance services over 2021 associated with changes in customer contracts. Adjusted EBITDA is a non-GAAP financial measure.

(2)
The Strategic Objectives for each of the named executive officers for 2022 concerned a combination of the following topics: (i) financial objectives, including stockholder relations efforts, capital expenditure management, and capital allocation policy; (ii) operational objectives, including safety, on-time performance, timely delivery of aircraft under lease, continuous improvement initiatives, and maintenance labor matters; (iii) commercial objectives, including securing used passenger aircraft for conversion to freighters, securing aircraft lease commitments with customers, and expanding the Company’s geographic leasing footprint; and (iv) administrative objectives, including management succession planning, environmental, social and governance matters, human capital management, diversity, equity and inclusion initiatives, employee training, and employee recruitment and retention efforts.

The Compensation Committee believes that the Company’s overall incentive program, including the EIC Plan, is meaningfully performance based. In this regard, the Chief Executive Officer and other named executive officers were awarded an annual cash bonus under the EIC Plan attributable to the performance measures associated with net operating income from continuing operations and adjusted EBITDA based on the Company’s performance in 2022, and net income from continuing operations based on the Company’s performance in 2021 and 2020.
The amounts paid to the named executive officers under the EIC Plan for 2022 are also set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” below.
34	2023 PROXY STATEMENT

Long-Term Incentive Compensation
The Company's executives, including the named executive officers, and senior management are eligible to participate in the Company's 2015 LTI Plan. The purpose of the 2015 LTI Plan is to foster and promote the long-term financial success of the Company, to reward performance and to increase stockholder value by providing participants appropriate incentives and awards, to enable the Company to attract and retain the services of outstanding individuals, to encourage stock ownership in the Company, and to align the interests of management and directors with that of stockholders. The 2015 LTI Plan authorizes a wide range of equity awards, including stock options, restricted stock awards, restricted stock units, stock awards, stock appreciation rights and performance-based awards payable in shares or cash and other forms of equity-based compensation.
Since the approval of the 2015 LTI Plan, the Compensation Committee has granted restricted stock awards and performance-based stock unit awards to the Company’s named executive officers and other executives and members of the senior management group on an annual basis. The amount of the total long-term incentive grants to be received by each named executive officer is typically determined by multiplying the officer's base salary by a percentage, the latter of which depends on the position held within the Company. In 2022, the percentage was 250% for Mr. Corrado and 150% for Messrs. Berger, Corrado, Koharik, Payne and Turner. The restricted stock awards and performance-based stock unit awards are typically divided evenly, so that half of the long-term incentive compensation value is delivered in restricted stock and half is delivered in performance-based stock units. The number of shares of restricted stock and performance-based stock units to be received is determined by dividing the value derived above by the closing stock price on the date of grant. The Compensation Committee has traditionally authorized the grant of awards no earlier than at the close of the market on the second or third full trading day after the issuance of the Company’s earnings for the fourth quarter and year-end.
The Compensation Committee granted restricted stock awards and performance-based stock awards under the 2015 LTI Plan to the Company’s named executive officers and other executives and members of the senior management group in April 2022. The Compensation Committee met in executive session, outside the presence of the Chief Executive Officer, in discussing his compensation arrangements for 2022.
Restricted Stock Awards
Under the restricted stock award agreements, shares of common stock are issued in the name of each of the participant employees, but are held in escrow until they fully vest. The performance period is ordinarily 36 months. The employees may exercise any voting rights associated with the restricted stock while in escrow, and any dividends paid on the restricted stock are also held in escrow and paid once they are fully vested. The restrictions are removed and the stock is distributed to the employees if they are actively employed at the end of the vesting period, but such awards may be settled earlier or forfeited in certain limited circumstances under the terms of the award agreements.
The number of shares of restricted stock that were granted to each of the named executive officers during fiscal year 2022, all of which will vest at the end of the restriction period, are set forth in the “All Other Stock Awards: Number of Shares of Stock or Units” column of the “Grants of Plan-Based Awards Table” below.
Performance-Based Stock Unit Awards
Under the performance-based stock unit award agreements, the performance units are converted to an equal number of shares of common stock and paid out or forfeited, depending upon whether and the extent to which certain performance criteria are met during the performance period. The performance period is ordinarily 36 months. The performance-based stock units consist of two types - stock performance units and return-on-invested-capital (“ROIC”) units. The agreements provide for an equal number of stock performance units and ROIC units, based on their respective target award potential.
The performance criteria for the stock performance units are based upon the extent to which the appreciation in the Company’s stock price during the performance period equals or exceeds the total stockholder return performance of the NASDAQ Transportation Index during the same period. Under the 2015 LTI Plan, each award agreement specifies the 40th, 50th and 75th stock performance unit percentile level as the threshold, target and maximum percentile level, respectively, indicating when the stock performance awards are earned or forfeited. For performance outcomes between the threshold and maximum percentile levels, the actual awards are interpolated.
The performance criteria for the ROIC units under the 2015 LTI Plan are based upon how the Company’s average return on invested capital during the performance period compares to the levels specified under the award agreements. The criteria for determining the extent to which ROIC units are earned or forfeited is based on invested capital for the same period during the prior fiscal year. Each award agreement specifies a threshold, target and maximum ROIC unit percentile level, indicating when the ROIC awards are earned or forfeited. The Compensation Committee seeks to establish a threshold percentile level that is
2023 PROXY STATEMENT	35

perceived by management as being reasonably achievable and a target and maximum percentile level that rewards superior performance. For performance outcomes between the threshold and maximum percentile levels, the actual awards are interpolated.
Under the 2015 LTI Plan, the performance-based stock units (both stock performance units and ROIC units) may be settled earlier or forfeited in certain limited circumstances under the terms of the award agreements.
The number of performance-based stock units that were granted to each of the named executive officers under the 2015 LTI Plan during fiscal year 2022, all or a portion of which may vest at the end of the performance period, depending upon and the extent to which the performance criteria are met during the performance period, are set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns of the “Grants of Plan-Based Awards Table” below.
Equity Compensation Plan Information
The following table sets forth the number of shares of common stock subject to outstanding restricted stock units granted under the 2005 LTI Plan and outstanding restricted stock units, restricted stock and performance-based stock units granted under the 2015 LTI Plan, as well as the number of shares available for future award grants under the 2015 LTI Plan, in each case, as of the Record Date. The Company has no other compensation plans pursuant to which equity awards may be granted.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders	904,302	N/A	4,000,598
Total	904,302	N/A	4,000,598
COVID-19 Payroll Support Programs
During 2020 and 2021, the Company received grant funds to protect employees’ jobs by offsetting payroll expenses under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Consolidated Appropriations Act, 2021 (the “PSP Extension Law”), and the American Rescue Plan Act of 2021 (the “American Rescue Plan”, and together with the CARES Act and the PSP Extension Law, the “COVID-19 Payroll Support Programs”). More specifically, in May 2020, two of the Company’s airline subsidiaries, Omni Air International, LLC (“OAI”) and Air Transport International, Inc. (“ATI”), were granted government funds pursuant to payroll support program agreements (“PSP Agreements”) under the CARES Act. Thereafter, in February 2021 and April 2021, OAI was granted additional government funds pursuant to separate PSP Agreements under the PSP Extension Law and the American Rescue Plan. The three COVID-19 Payroll Support Programs were similar and the grants thereunder are not required to be repaid provided that the participating airline complies with the terms of the applicable PSP Agreement. Among other matters, the PSP Agreement under the CARES Act provided that the total compensation of OAI’s and ATI’s executive officers, as well as those of the Company’s other airline subsidiary, ABX Air, Inc., whose total compensation exceeded $425,000 in calendar year 2019, as defined therein, was limited during any 12 consecutive month period from March 24, 2020 to March 24, 2022, to the total compensation such officer received in 2019. Similarly, the PSP Agreement under the PSP Extension Law and the American Rescue Plan provide that the total compensation of OAI’s executive officers, whose total compensation exceeded $425,000 in calendar year 2019, as defined therein, was limited during any 12 consecutive month period from October 1, 2020 to October 1, 2022 and from April 1, 2021 to April 1, 2023, respectively, to the total compensation such officer received in 2019. The majority of the named executive officers of ATSG also serve as an executive of an airline subsidiary of the Company and were thereby subject to the pertinent limitations on executive compensation under one or more of the PSP Agreements or otherwise voluntarily agreed to be subject such limitations in the interest of internal equity. The limitations on executive compensation under the COVID-19 Payroll Support Programs had a material impact on the compensation of the affected named executive officers during 2021 and 2022, as detailed in this Proxy Statement.
Stock Ownership Guidelines for the Named Executive Officers
To better align the interests of the Company’s executives, including the named executive officers, with the interests of stockholders, the Compensation Committee requires that certain executives, including the named executive officers, maintain a minimum ownership interest in the Company. On November 1, 2022, the Compensation Committee increased the stock ownership requirement for the Chief Executive Officer from three to five times his annual base salary and the stock ownership requirement for the other named executive officers from two to three times their annual base salaries. The Chief Executive Officer (Mr. Corrado) is expected to own and retain the minimum number of shares (including nonvested restricted stock) having a total
36	2023 PROXY STATEMENT

value that is no less than five times his annual base salary based on the greater of the current market price or the market price on the date of grant or purchase. Each of the other named executive officers (Messrs. Berger, Koharik, Payne and Turner) is expected to own and retain the minimum number of shares (including nonvested restricted stock) having a total value that is no less than three times such named executive officer’s annual base salary based on the greater of the current market price or the market price on the date of grant or purchase. The Chief Executive Officer and the other named executive officers are each expected to be in compliance with the stock ownership guidelines on or about the later of the fifth anniversary of the date upon which the named executive officer was elected to the position held or the stock ownership requirements were adopted. The named executive officers are also expected not sell any shares of the Company’s stock (net of after-tax shares) until such multiple of salary guideline is met and, once met, not to sell such number of shares as would cause his ownership of the Company’s stock to fall below such stock ownership requirement.
Prohibition on Hedging or Pledging Company Stock
The Company’s Insider Trading Policy provides for the Company to designate from time to time the Section 16 Individuals, as well as certain key employees (“Key Employees”) who, because of their position with the Company, are likely to have access to material nonpublic information. The policy expressly prohibits these individuals from entering into financial transactions designed to hedge or offset any decrease in the market value of the Company’s securities, holding Company securities in a margin account or pledging (or hypothecating) Company securities as collateral for a loan. The Company’s Insider Trading Policy is discussed further under the heading entitled “Insider Trading Policy.”
Company-Sponsored Retirement and Benefit Plans
Retirement Plans
ATSG and its subsidiaries have several retirement plans for their executives, including the named executive officers, and other employees who are not covered by a collective bargaining agreement. However, as described below, all but two of the retirement plans have been frozen or are no longer the subject of contributions. The named executive officers participate in one or more of the following plans: (i) the Capital Accumulation Plan (the “CAP 401(k)”), which is a qualified voluntary contribution 401(k) plan that offers a dollar for dollar match of up to 5% of pensionable wages; (ii) the ABX Air Retirement Income Plan (the “RIP”), which is a defined benefit pension plan; (iii) the ABX Air Profit Sharing Plan (the “PSP”), which is a defined contribution plan; (iv) the ABX Supplemental Executive Retirement Plan (the “SERP”), which is a non-qualified and unfunded plan that provides for benefits in excess of statutory limits; and (v) the Air Transport Services Group, Inc. Nonqualified Deferred Compensation Plan (the “DCP”), which is a non-qualified plan that provides deferred compensation in excess of statutory limits.
All eligible full and part-time non-union employees of ATSG and certain of its subsidiaries, including the named executive officers, may elect to participate in the CAP 401(k), which is a qualified voluntary contribution 401(k) plan that allows voluntary deferrals of up to 75% of an employee’s pay, subject to IRS income limits. Prior to January 1, 2022, the CAP 401(k) provided either a dollar-for-dollar match of up to 5% of pensionable wages or a non-elective retirement contribution equal to 5% of compensation (the “CAP 401(k) 5%”). Effective January 1, 2022, the CAP 401(k) was amended to freeze the annual retirement contribution and instead extend the dollar-for-dollar matching contribution of up to 5% of pensionable wages to all CAP participants.
Messrs. Payne and Turner are eligible to receive benefits under the RIP. The RIP is a floor offset pension plan that works in step with the PSP. No contributions have been made to the PSP for non-union employees since December 31, 1999 or for union employees since December 31, 2009. Under the RIP, all eligible full and part-time non-union employees of ATSG that have completed five continuous years of employment with the Company earn the right to receive benefits upon termination at the normal retirement age of 65 or reduced benefits upon early retirement on or after age 55, with 10 or more years of service. Retirement benefits are calculated as the product of 2% times the final average annual eligible pay for the first 25 years of service and 0.5% times the final average annual eligible pay for each year after the first 25 years of service, less the actuarial equivalent of the PSP balance. The RIP was frozen on January 11, 2010, and, as such, no years of service or average monthly compensation have been credited to the participants since that date in determining the benefit available under the RIP.
Messrs. Payne and Turner are eligible to receive benefits under the SERP. The SERP provides an age 62 targeted benefit of 50% of a participant’s Final Average Earnings (“FAEs”) for 25 or more years of service, which benefit is reduced by 4% per year for each year of service less than 25 years. In addition, a participant may elect early retirement as early as age 55 provided he or she has at least 10 years of service with the Company. The benefit is reduced by 6% per year for early retirement before age 62. Participants become vested in the SERP after completing 5 years of service with the Company. Prior to the date upon which the SERP was frozen, benefits earned through the formula were offset by benefits from Social Security, the RIP, the PSP and the CAP 401(k) 5%. The SERP was frozen on April 14, 2009. Accordingly, years of service used to calculate the targeted benefit as well as FAEs were frozen as of that date.
2023 PROXY STATEMENT	37

Each of the named executive officers are eligible to receive benefits under the DCP. The DCP provides deferred compensation to a select group of management and highly compensated employees (except for any person so employed under the terms of a collective bargaining agreement) in an amount equal to the retirement contributions that cannot be made to the qualified plan in which the eligible employee participates due to IRS compensation limits. The annual contributions made on behalf of the named executive officers participating under the DCP are dependent upon a number of factors, including the salary and bonus paid and equity granted to the named executive officer during the year, the terms of the qualified plan in which he or she participates, and the annual IRS compensation limit. The annual contributions made on behalf of the named executive officers under the DCP for 2022 are set forth in footnote 5 to the “Summary Compensation Table” below.
Benefit Plans
The core benefit package for the named executive officers and all other employees of the Company includes health, dental, vision, short and long-term disability, group term life insurance, accidental death and dismemberment (“AD&D”) insurance, and certain post-retirement benefits. The core benefit package is designed to assist the Company in retaining and attracting employees for key positions. The core benefit package for all of the employees of the Company, including the named executive officers, also includes business travel accident insurance. The named executive officers participate in the Company’s benefit plans on the same basis as all other Company employees, except to the extent described under the heading “Retirement Plans” and “Potential Payments upon Termination or Change in Control.”
Employment Agreements, Severance Pay Plan and Change-in-Control Agreements
Employment Agreements
The Company does not have employment agreements with any of its named executive officers that specify a term of employment or guarantee minimum levels of compensation.
Severance Pay Plan
Each of the named executive officers participates in the Air Transport Services Group, Inc. Severance Pay Plan for Senior Management (the “Severance Plan”), which covers certain designated key employees of the Company and its subsidiaries. Under the terms of the Severance Plan, if a named executive officer (i) is terminated by the Company for any reason other than for “Cause” (as defined in the Severance Plan) or due to the officer’s death or disability, or (ii) resigns on account of “Good Reason” (as defined in the Severance Plan), the covered employee will receive the following severance benefits: (1) a continuation of annual base salary for the covered employee's severance period; (2) a pro rata annual incentive bonus for the fiscal year in which the covered employee's employment termination occurs, which bonus will be paid at the same time that bonuses are paid under the applicable plan or policy; and (3) a continuation of eligibility to participate during the applicable severance period in the Company's medical, dental, vision and prescription drug plans in which the covered employee was participating (including the covered employee's spouse and eligible dependents); provided that to receive such coverage, the covered employee must pay the amount that the covered employee would have been required to pay if such covered employee were employed by the Company at such time. The severance period for Mr. Corrado is 24 months after termination of employment and the severance period for the other named executive officers (Messrs. Berger, Koharik, Payne and Turner) is 18 months after termination of employment.
If a covered employee is also a party to a change in control agreement and there is a change in control that results in such covered employee being entitled to receive severance benefits thereunder, the Severance Plan will cease to be applicable to such covered employee, with all payments and benefits to such covered employee arising out of any termination of the employment of such covered employee to be determined and paid in accordance with the terms of such change in control agreement. Similarly, if a covered employee is also a party to an employment agreement with the Company that provides for severance payments and benefits following termination of employment under the same or similar circumstances as are set forth in the Severance Plan, then the Severance Plan will not be applicable to such covered employee so long as such employment agreement is in effect.
As a condition for a covered employee to be eligible to participate in the Severance Plan, and to receive severance benefits under the Severance Plan, a covered employee must agree to comply with the restrictive covenants thereunder, including (i) a confidential information disclosure restriction during the term of the covered employment and thereafter, (ii) a non-competition restriction during the term of the covered employee’s employment and for the stated Restriction Period after such termination of employment and (iii) a non-solicitation restriction applicable to the solicitation of actual or prospective customers, employees and contractors of the Company during the term of the covered employee’s employment and for the Restriction Period after such termination of employment. The Restriction Period for Mr. Corrado is 24 months and for the other named executive officers (Messrs. Berger, Koharik, Payne and Turner) is 18 months.
38	2023 PROXY STATEMENT

The Compensation Committee may amend, suspend or terminate the Severance Plan at any time; provided that (i) no amendment, suspension or termination may materially adversely affect a covered employee’s entitlements under the Severance Plan without the prior written consent of such adversely affected covered employee and (ii) no such amendment, suspension or termination will give the Company the right to recover any amount paid to a covered employee prior to the date of such amendment, suspension or termination or to cause the cessation and termination of payments of severance benefits to any person under the Severance Plan receiving severance benefits.
Change-in-Control Agreements
The Company has entered into change-in-control agreements with certain of its executives, including the named executive officers. Information regarding applicable payments under such agreements for the named executive officers is set forth under the section titled “Potential Payments Upon Termination or Change in Control” below.
Financial Restatements
Certain bonuses and equity compensation received by the Chief Executive Officer and Chief Financial Officer must be forfeited as required by applicable law if the Company is required to prepare an accounting restatement due to material non-compliance by the Company as a result of misconduct with any financial reporting requirements under the securities laws.
Tax and Accounting Implications
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees” in a single taxable year, which generally includes all of the named executive officers. While the Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Compensation Committee will award compensation that it determines to be consistent with the goals of the executive compensation program even if such compensation is not deductible by the Company.
Accounting for Stock-Based Compensation
The Company accounts for stock-based payments in accordance with the requirements of FASB ASC Topic 718.
Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14A for its 2023 Annual Meeting, which is incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, each as filed with the Securities and Exchange Commission.
Respectfully submitted,
The Compensation Committee
J. Christopher Teets, Chair
Jeffrey A. Dominick
Raymond E. Johns, Jr.
Randy D. Rademacher
Jeffrey J. Vorholt
Paul S. Williams
The above report of the Compensation Committee will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.
2023 PROXY STATEMENT	39

Summary Compensation Table
The following table sets forth the total compensation earned by, including the stock awards granted to, each of the named executive officers for the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Richard F. Corrado President & Chief Executive Officer	2022	761,250	62,600	960,180	875,362	—	129,493	2,788,885
	2021	688,650	—	975,116	815,271	—	121,117	2,600,153
	2020	650,482	—	846,496	830,014	—	95,532	2,422,524
Quint O. Turner Chief Financial Officer	2022	486,094	1,906	775,530	353,488	—	81,416	1,698,434
	2021	468,000	—	532,850	333,216	—	80,624	1,414,690
	2020	464,231	—	668,883	378,812	300,359	72,965	1,885,250
Edward J. Koharik, III Chief Operating Officer	2022	447,925	—	716,442	321,700	—	66,014	1,552,081
	2021	431,000	—	388,981	306,872	—	16,779	1,143,631
	2020	427,885	—	411,911	349,154	—	16,821	1,205,771
W. Joseph Payne Chief Legal Officer & Secretary	2022	443,425	—	701,670	322,459	—	60,271	1,527,825
	2021	421,500	—	383,652	300,108	—	66,113	1,171,373
	2020	422,885	—	411,911	345,074	127,884	65,677	1,373,431
Michael L. Berger Chief Commercial Officer	2022	460,000	—	686,898	334,512	—	63,805	1,545,215
	2021	405,000	—	586,135	288,360	—	48,027	1,327,522
	2020	386,154	—	366,563	315,102	—	58,706	1,126,525
(1)
The salary paid to Mr. Corrado in 2021 and 2022 was reduced by $23,850 and $38,750, respectively, and the salary paid to Mr. Turner in 2021 was reduced by $1,906, in order to comply with the limitations on executive compensation under applicable PSP Agreements. The salary shown for Mr. Corrado in 2021 and 2022 and for Mr. Turner in 2021 reflect such reductions. The PSP Agreements are described in further detail above under the heading “COVID-19 Payroll Support Programs.”

(2)	The Compensation Committee awarded a discretionary cash incentive bonus to Messrs. Corrado and Turner in 2022.
(3)
The amounts shown reflect the aggregate grant date fair value, in accordance with FASB ASC Topic 718, of restricted stock and performance-based stock units under the 2015 LTI Plan. The amounts shown for the performance-based stock units were computed based on the probable outcome of the performance conditions as of the grant date. Assuming the highest level of outcome, the maximum value of the performance-based stock units in 2022 would have been: Mr. Corrado ($1,330,290), Mr. Turner ($1,0074,465), Mr. Koharik ($992,601), Mr. Payne ($972,135) and Mr. Berger ($951,669). The amounts granted in 2022 to Mr. Corrado were reduced by $679,512 in order to comply with the limitations on executive compensation under one or more of the PSP Agreements. The amounts shown reflect such reductions. The PSP Agreements are described in further detail above under the heading “COVID-19 Payroll Support Programs.” Assuming the highest level of outcome, the maximum value of the performance-based stock units in 2021 would have been: Mr. Corrado ($1,340,567), Mr. Turner ($732,550), Mr. Koharik ($534,762), Mr. Payne ($527,436) and Mr. Berger ($80,805). The amounts granted in 2021 to Messrs. Corrado, Turner, Koharik and Payne were reduced by the following amounts in order to comply with the limitations on executive compensation under one or more of the PSP Agreements: Mr. Corrado ($37,300), Mr. Turner ($154,527), Mr. Koharik ($245,111) and Mr. Payne ($239,783). The amounts shown reflect such reductions. Assuming the highest level of outcome, the maximum value of the performance-based stock units in 2020 would have been: Mr. Corrado ($1,166,760), Mr. Turner ($921,949), Mr. Koharik ($567,754), Mr. Payne ($567,754) and Mr. Berger ($502,249). Assumptions used in the calculation of these amounts are included in Note L to the Company’s audited financial statements for the fiscal year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2023. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

(4)
The amounts shown reflect the award of cash incentive compensation earned by the named executive officers for performance in fiscal years 2022, 2021, and 2020, and paid on March 10, 2023, March 11, 2022 and March 12, 2021, under the EIC Plan. The EIC Plan is described in further detail above under the heading “Short-Term Incentive Compensation.”

(5)
The amounts shown reflect the respective actuarial increases in the present value of the named executive officers’ benefits under the RIP and the SERP, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. The SERP provides an age 62 targeted benefit of 50% of a participant’s Final Average Earnings (FAEs) at 25 years of service. For each year of service below 25 years, a 4% per year reduction factor is applied. If a participant retires between ages 55 and 62, an additional 6% per year reduction factor is applied. The targeted 50% benefit is offset by the RIP (before the PSP offset) or the actuarial equivalent of the employer contribution under the CAP 401(k) 5% and an estimated Social Security benefit based on the maximum amount. If a participant terminates prior to age 55, the SERP benefit will be payable at age 55. If a participant does not have 5 years of service at termination, they are not eligible for a SERP benefit. The SERP benefit will be paid as a lump sum based on RP 2000 annuitant mortality projected to 2018 and 5.55% interest. Messrs. Berger, Corrado, and Koharik do not participate in the RIP or the SERP. In 2022, the present value of Mr. Turner’s and Mr. Payne’s benefits decreased by $465,759 and $206,356, respectively. In 2021, the present value of Mr. Turner's and Mr. Payne's benefits decreased by $15,626 and $9,479, respectively. The RIP and the SERP are described in further detail above under the heading “Retirement Plans.” None of the named executive officers received any earnings on their deferred compensation based on above-market or preferential rates.

(6)
The amounts shown reflect the value of contributions made by the Company for the benefit of each of the named executive officers pursuant to the CAP 401(k) and the DCP, and the dollar value of life insurance premiums paid by the Company for the benefit of each of the named executive officers, as follows:

40	2023 PROXY STATEMENT

(a)
The amounts for Mr. Corrado include contributions made by the Company pursuant to the CAP 401(k) ($15,250, $14,500 and $14,250 for 2022, 2021 and 2020, respectively) and the DCP ($111,093, $103,467 and $77,705 for 2022, 2021 and 2020, respectively), and the value of life insurance premiums paid by the Company ($3,150, $3,150 and $3,577 for 2022, 2021 and 2020, respectively).

(b)
The amounts for Mr. Turner include contributions made by the Company pursuant to the CAP 401(k) ($15,250, $14,500 and $14,250 for 2022, 2021 and 2020, respectively) and the DCP ($63,604, $63,667 and $55,933 for 2022, 2021 and 2020, respectively), and the value of life insurance premiums paid by the Company ($2,562, $2,457 and $2,782 for 2022, 2021 and 2020, respectively).

(c)
The amounts for Mr. Koharik include contributions made by the Company pursuant to the CAP 401(k) ($15,250, $14,500 and $14,250 for 2022, 2021 and 2020, respectively) and the DCP ($48,401 for 2022) and the value of life insurance premiums paid by the Company ($2,363, $2,279 and $2,571 for 2022, 2021 and 2020, respectively).

(d)
The amounts for Mr. Payne include contributions made by the Company pursuant to the CAP 401(k) ($8,560, $14,500 and $14,250 for 2022, 2021 and 2020, respectively) and the DCP ($49,380, $49,397 and $48,893 for 2022, 2021 and 2020, respectively), and the value of life insurance premiums paid by the Company ($2,331, $2,216 and $2,534 for 2022, 2021 and 2020, respectively).

(e)
The amounts for Mr. Berger include contributions made by the Company pursuant to the CAP 401(k) ($15,250, $14,500 and $14,250 for 2022, 2021 and 2020, respectively) and the DCP ($46,140, $31,395 and $42,134 for 2022, 2021 and 2020, respectively), and the value of life insurance premiums paid by the Company ($2,415, $2,132 and $2,323 for 2022, 2021 and 2020, respectively).

Grants of Plan-Based Awards Table
The following table summarizes the grants of plan-based awards made to each of the named executive officers during the fiscal year ended December 31, 2022.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard F. Corrado	3/25/2022*				4,550	6,500	9,700		300,300
	3/25/2022**				3,250	6,500	13,000		219,960
	3/25/2022							13,000	439,920
	N/A	76,125	761,250	1,141,875
Quint O. Turner	3/25/2022*				3,675	5,250	7,875		242,550
	3/25/2022**				2,625	5,250	10,500		177,660
	3/25/2022							10,500	355,320
	N/A	29,166	291,656	486,094
Edward J. Koharik, III	3/25/2022*				3,395	4,850	7,275		224,070
	3/25/2022**				2,425	4,850	9,700		164,124
	3/25/2022							9,700	321,480
	N/A	26,876	268,755	447,925
W. Joseph Payne	3/25/2022*				3,325	4,750	7,125		219,450
	3/25/2022**				2,375	4,750	9,500		160,740
	3/25/2022							9,500	321,480
	N/A	26,606	266,055	443,425
Michael L. Berger	3/25/2022*				3,255	4,650	6,975		214,830
	3/25/2022**				2,325	4,650	9,300		157,356
	3/25/2022							9,300	314,712
	N/A	27,600	276,000	460,000
(1)
The amounts shown reflect the threshold, target and maximum payment levels under the EIC Plan. The EIC Plan is described in further detail above under the heading “Short-Term Incentive Compensation.” There is no grant date for awards made under the EIC Plan. The payments earned for 2022 performance under the EIC Plan were made on March 10, 2023 and are disclosed above under the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)
The amounts shown reflect the threshold, target and maximum number of shares of Company common stock that may be earned by each of the named executive officers with respect to the grant of stock performance units and ROIC units made under the 2015 LTI Plan. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.” The stock performance units are identified with a single asterisk (*) and the ROIC units are identified with a double asterisk (**). The amounts granted in 2022 to Mr. Corrado were reduced in order to comply with the limitations on executive compensation under the PSP Agreements. The amounts shown reflect such reductions. The PSP Agreements are described in further detail above under the heading “COVID-19 Payroll Support Programs.”

(3)
The amounts shown reflect the number of shares of restricted stock that were awarded to each of the named executive officers under the 2015 LTI Plan. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.” The amounts granted in 2022 to Mr. Corrado were reduced in order to comply with the limitations on executive compensation under the PSP Agreements. The amounts shown reflect such reductions. The PSP Agreements are described in further detail above under the heading “COVID-19 Payroll Support Programs.”

(4)
The amounts shown reflect the aggregate grant date fair value, in accordance with FASB ASC Topic 718, of restricted stock and performance-based stock units under the 2015 LTI Plan. This amount assumes the performance-based stock units were computed based

2023 PROXY STATEMENT	41

on the probable outcome of the performance conditions as of the grant date. Assumptions used in the calculation of these amounts are included in Note L to the Company’s audited financial statements for the fiscal year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2023. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”
Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information about outstanding equity awards held by the named executive officers as of December 31, 2022.
		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)			Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Name	Grant Date	Restricted Stock	Return on Invested Capital Units	Stock Performance Units	Restricted Stock	Return on Invested Capital Units	Stock Performance Units
Richard F. Corrado	3/25/2022	13,000	13,000	9,750	337,740	337,740	253,305
	3/1/2021	18,300	18,300	13,725	475,434	475,434	356,576
Quint O. Turner	3/25/2022	10,500	10,500	7,875	272,790	272,790	204,593
	3/1/2021	10,000	10,000	7,500	259,800	259,800	194,850
Edward J. Koharik, III	3/25/2022	9,700	9,700	7,275	252,006	252,006	189,005
	3/1/2021	7,300	7,300	5,475	189,654	189,654	142,241
W. Joseph Payne	3/25/2022	9,500	9,500	7,125	246,810	246,810	185,108
	3/1/2021	7,200	7,200	5,400	187,056	187,056	140,292
Michael L. Berger	3/1/2021	9,300	9,300	6,975	241,614	241,614	181,211
	3/1/2021	11,000	11,000	8,250	285,780	285,780	214,335
(1)
The amounts shown reflect the number of shares of restricted stock and performance-based stock units that were granted to each of the named executive officers for fiscal years 2021 and 2022 under the 2015 LTI Plan. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.” The grants made in fiscal years 2021 and 2022 will vest on December 31, 2023, and December 31, 2024, respectively. The amounts granted in 2021 to Messrs. Corrado, Turner, Koharik and Payne and in 2022 to Mr. Corrado were reduced in order to comply with the limitations on executive compensation under one or more PSP Agreements. The amounts shown reflect such reductions. The PSP Agreements are described in further detail above under the heading “COVID-19 Payroll Support Programs.”

(2)
The amounts shown were calculated using a per share value of $25.98, the closing market price of our common stock on December 31, 2022. In addition, the amounts shown assume that the stock performance units and the ROIC units will be paid out at the maximum level for both the 2022 and 2021 awards, based on the Company’s performance under the respective awards as of December 31, 2022.

Vested Equity Awards at Fiscal Year-End Table
The following table sets forth information about equity awards held by the named executive officers that vested as of December 31, 2022. The named executive officers did not receive any vested stock options during 2022 and did not hold any outstanding stock options as of December 31, 2022.
	Number of Shares Acquired on Vesting (#)(1)			Value Realized on Vesting ($)(2)
Name	Restricted Stock	Return on Invested Capital Units	Stock Performance Units	Restricted Stock	Return on Invested Capital Units	Stock Performance Units
Richard F. Corrado	22,400	15,867	8,960	581,952	332,572	187,802
Quint O. Turner	17,700	12,538	7,080	459,846	262,796	148,397
Edward J. Koharik, III	10,900	7,721	4,360	283,182	161,832	91,386
W. Joseph Payne	10,900	7,721	4,360	283,182	161,832	91,386
Michael L. Berger	9,700	6,871	3,880	252,006	144,016	81,325
(1)
The amounts shown reflect the number of shares of restricted stock and performance-based stock units that were granted to each of the named executive officers for fiscal year 2020 that vested as of December 31, 2022, under the 2015 LTI Plan. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

(2)
The amounts shown were calculated using a per share value of $25.98 for the restricted stock, which was the closing market price of our common stock on the date of vesting, December 31, 2022, and a per share value of $20.96 for the performance-based stock units, which was the closing market price of our common stock on the date that the stock was issued, February 27, 2023.

42	2023 PROXY STATEMENT

Pension Benefits Table
The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each of the named executive officers, under the RIP and the SERP, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. No payments or benefits were paid under such plans to the named executive officers during the fiscal year ended December 31, 2022.
Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)
Richard F. Corrado(3)	Retirement Income Plan	N/A	—
	Supplemental Executive Retirement Plan	N/A	—
Quint O. Turner	Retirement Income Plan	21.6	675,681
	Supplemental Executive Retirement Plan	20.8	663,246
Edward J. Koharik, III(3)	Retirement Income Plan	N/A	—
	Supplemental Executive Retirement Plan	N/A	—
W. Joseph Payne	Retirement Income Plan	14.7	493,872
	Supplemental Executive Retirement Plan	13.9	—
Michael L. Berger(3)	Retirement Income Plan	N/A	—
	Supplemental Executive Retirement Plan	N/A	—
(1)	The RIP and the SERP are described in further detail above under the heading “Retirement Plans.”
(2)
The valuation method and assumptions used to calculate the amounts shown are included in Note I to the Company’s audited financial statements for the fiscal year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2023, and are based on the SERP in effect as of December 31, 2022.

(3)	Messrs. Berger, Corrado and Koharik do not participate in the RIP or the SERP.
Nonqualified Deferred Compensation Table
The table below sets forth information concerning each of the named executive officer’s participation in the DCP, which plan is described above under the heading “Retirement Plans.” Each of the named executive officers is 100% vested in his aggregate account balance.
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Richard F. Corrado	—	111,093	(95,062)	—	604,523
Quint O. Turner	—	63,604	(163,324)	—	605,483
Edward J. Koharik, III	—	48,401	—	—	48,401
W. Joseph Payne	—	49,380	(11,053)	—	375,791
Michael L. Berger	—	46,140	(16,109)	—	131,444
(1)	These amounts were credited in 2023 but relate to 2022. These amounts are also reported in the “All Other Compensation” column in the Summary Compensation Table on page 40.
Potential Payments Upon Termination or Change in Control
Payments Made Upon Retirement
Certain of the named executive officers participated in the RIP and the SERP in 2022. These plans are discussed above under the heading “Retirement Plans” and the present value of accumulated benefits payable to each of the named executive officers under these plans is described above under the heading “Pension Benefits Table.”
In addition, the restriction on any shares of restricted stock granted pursuant to the Company's long-term incentive plans would be removed automatically and the stock would be distributed to the executive in conjunction with his retirement. Further, a pro-rata portion of the award of any performance-based stock units granted under such plans would be paid out to the executive at the end of the performance period.
Payments Made Upon Disability
Under the terms of the Company's short-term disability plan, each of the named executive officers would be entitled to receive 50% of his annual base salary (up to a maximum of $1,000 per week) for a six-month period beginning 15 days from the date he first became disabled. In the event the named executive officer continued to be disabled for a period longer than six months, he would be entitled to participate under the Company’s long-term disability plan. Under the Company’s long-term disability plan, the named executive officer would be entitled to receive two-thirds of his annual base salary (up to a maximum of $15,000 per month)
2023 PROXY STATEMENT	43

during the period of disability. The payments would continue until the named executive officer died, ceased to have a disability or reached his normal retirement age for purposes of receiving Social Security benefits. The definition of disability is the same as that used for the disability plans covering all full-time non-union employees of the Company. Namely, the named executive officer must be unable to perform the material and substantial duties of his occupation. Further, after 24 months, the named executive officer must be unable to perform the duties of any gainful occupation for which he is reasonably fitted by education, training or experience. The disability benefits would be reduced by any benefits payable under the Company’s pension plans, social security, workers compensation or via subrogation against a third party.
In addition, the restriction on any shares of restricted stock would be removed automatically and the stock distributed to the named executive officer in the event he was to become disabled. Further, a pro-rata portion of the award of any performance-based stock units would be paid out to the named executive officer at the end of the performance period.
Payments Made Upon Death
In the event of the death of a named executive officer, his surviving spouse would receive those amounts that have accrued and vested under the RIP and the SERP, if any, in the form of a 50% joint and survivor benefit and his beneficiaries would receive those amounts that have accrued and vested under the PSP, which benefit plans are discussed above in this Proxy Statement, including under the headings “Summary Compensation Table” and “Retirement Plans.” In addition, the named executive officer’s beneficiaries would receive life insurance proceeds in the amount of two and one-half times his annual base salary, rounded up to the next $10,000, up to a maximum of $1,500,000. Further, in the event the cause of death was attributable to an accident, the beneficiaries would receive an additional two and one-half times the named executive officer’s annual base salary, rounded up to the next $10,000, up to a maximum of $1,500,000 over and above the life insurance benefit. Further, in the event the cause of death was attributable to an accident while traveling on company business, the beneficiaries would receive an additional two times annual base salary, rounded up to the next $1,000, up to a maximum of $500,000 over and above the life insurance benefit and accidental death benefit.
In addition, the restriction on any shares of restricted stock would be removed automatically and the stock distributed to the named executive officer's beneficiaries in the event of his death. Further, a pro-rata portion of the award of any performance-based stock units would be paid out to the named executive officer's beneficiaries at the end of the performance period.
Payments Upon Change in Control
The Company has entered into change-in-control agreements with certain of its executives, including the named executive officers, as described below under the heading “Potential Payments Upon Termination or Change in Control Table.” The purpose of the agreements is to assist in retaining the executives and better enable them to function effectively without distraction in the event that uncertainty as to the future control of the Company and/or a subsidiary should arise as the result of a merger proposal or acquisition attempt by third parties. The agreements provide that, in the event of a change in control of the Company or the subsidiary that employs the executive, the executive will have the right to remain employed, at not less than his or her respective rate of compensation in effect as of the date of the change in control, for at least four years thereafter.
A change in control is generally defined in the agreements as (i) the direct or indirect acquisition by any person of a greater than 50% ownership interest in or voting power over the Company or the subsidiary of the Company that employs the executive, (ii) the direct or indirect acquisition by any person, within any 12 month period, of a 30% or more ownership interest in or voting power over the Company or the subsidiary of the Company that employs the executive, (iii) a majority of the members of the Board are replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, or (iv) the acquisition by any person, within any 12 month period, of assets from the Company or the subsidiary of the Company that employs the executive that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company or the subsidiary, as applicable.
The change-in-control agreements generally provide that, if an executive is terminated without “cause” (defined as willful and continued failure to perform duties after demand from the Board, or willful or gross misconduct) within four years after a change in control, the Company must pay the executive, in addition to all accrued compensation, the equivalent of two years’ (three years in the case of the Chief Executive Officer) salary and bonus. In addition, the executive is entitled to the continuation of his or her group health insurance coverage and certain other benefits for the remainder of the term of the agreement, reimbursement for outplacement services and, if a participant, increased benefits under the SERP. The Company or subsidiary that employs the executive is required to provide the same additional compensation and benefits described above in the event an executive officer resigns due to a material reduction in his or her salary, authority, duties or responsibilities or a material change in the geographic location of his or her employment within four years of a change in control.
44	2023 PROXY STATEMENT

The change-in-control agreements that the Company has with each of the named executive officers do not require the Company to make tax gross-up payments to reimburse the executive officers for any excise tax and associated income taxes on excess parachute payments as outlined under Section 280G and 4999 of the Internal Revenue Code.
The 2015 LTI Plan provides that in the event of a business combination (as defined therein), the restrictions on any shares of restricted stock will lapse and the stock will be distributed. In addition, the performance objectives imposed on any performance-based stock units will be deemed to have been met at the target level or any higher level actually achieved as of the date of the change in control (the “Accelerated Units”) and the executive will receive cash or stock (depending on the nature of the change in control) as if the performance period ended on the date of the change in control. The amount awarded with respect to performance-based stock units will be determined by multiplying the Accelerated Units by the number of whole months between the beginning of the performance period and the date of the change in control divided by the number of whole months in the performance period.
Potential Payments Upon Termination or Change in Control Table
The table below shows potential payments to each of the named executive officers upon (i) retirement, (ii) disability, (iii) death or (iv) termination upon a change in control of the Company. The amounts shown assume that a termination was effective as of December 31, 2022 and are estimates of the amounts that would be paid to the named executive officers upon their termination in addition to the base salary and bonus earned by the named executive officers during 2022 and any applicable pension amounts payable to the named executive officers described above under the headings “Pension Benefits” and “Pension Benefits Table.” The actual amounts that would be paid can only be determined at the actual time of the named executive officer’s termination.
Name(9)	Type of Benefit	Retirement ($)	Disability ($)	Death ($)	Termination Without Cause or for Good Reason After a Change in Control ($)
Richard F. Corrado	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	1,500,000	—
	Restricted Stock(3)	1,813,174	813,174	813,174	813,174
	Performance-Based Stock Units(4)	751,688	751,688	751,688	751,688
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	4,995,813
	Health Care Continuation Coverage(6)	—	—	—	59,893
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	10,523
	Job Outplacement Services(8)	—	—	—	10,000
Quint O. Turner	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	1,250,000	—
	Restricted Stock(3)	532,590	532,590	532,590	532,590
	Performance-Based Stock Units(4)	462,228	462,228	462,228	462,228
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,666,432
	Health Care Continuation Coverage(6)	—	—	—	124,995
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	20,067
	Job Outplacement Services(8)	—	—	—	10,000
Edward J. Koharik, III	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	1,150,000	—
	Restricted Stock(3)	—	441,660	441,660	441,660
	Performance-Based Stock Units(4)	—	368,267	368,267	368,267
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,531,444
	Health Care Continuation Coverage(6)	—	—	—	—
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	19,286
	Job Outplacement Services(8)	—	—	—	10,000
2023 PROXY STATEMENT	45

Name(9)	Type of Benefit	Retirement ($)	Disability ($)	Death ($)	Termination Without Cause or for Good Reason After a Change in Control ($)
W. Joseph Payne	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	1,150,000	—
	Restricted Stock(3)	433,866	433,866	433,866	433,866
	Performance-Based Stock Units(4)	362,205	362,205	362,205	362,205
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,517,916
	Health Care Continuation Coverage(6)	—	—	—	100,863
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	19,286
	Job Outplacement Services(8)	—	—	—	10,000
Michael L. Berger	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	1,250,000	—
	Restricted Stock(3)	527,394	527,394	527,394	527,394
	Performance-Based Stock Units(4)	474,352	474,352	474,352	474,352
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,576,720
	Health Care Continuation Coverage(6)	—	—	—	123,559
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	15,449
	Job Outplacement Services(8)	—	—	—	10,000
(1)
This amount represents the value of long-term disability payments for one year. However, the executive officer would receive short-term disability benefits for the first six months of any disability, which in the case of the named executive officers would constitute 50% of their base salary (up to a maximum of $1,000 per week).

(2)
This amount assumes the cause of death was not attributable to an accident. The following amounts would be paid to the named executive officers’ beneficiaries in the event the cause of death was attributable to an accident: Mr. Corrado ($3,000,000), Mr. Turner ($2,500,000), Mr. Koharik ($2,300,000), Mr. Payne ($2,300,000) and Mr. Berger ($2,500,000). Further, the following amounts would be paid to the named executive officers’ beneficiaries in the event the cause of death was attributable to an accident while traveling on business: Mr. Corrado ($3,500,000), Mr. Turner ($3,000,000), Mr. Koharik ($2,800,000), Mr. Payne ($2,800,000) and Mr. Berger ($3,000,000).

(3)
These amounts were calculated using a per share value of $25.98, the closing market price of our common stock on December 31, 2022. Mr. Corrado became eligible for early retirement as of November 27, 2014. Mr. Turner became eligible for early retirement as of December 6, 2017. Mr. Payne became eligible for early retirement as of December 7, 2018. Mr. Berger became eligible for early retirement as of December 16, 2020.

(4)
These amounts were calculated using a per share value of $25.98, the closing market price of our common stock on December 31, 2022. In addition, the performance-based stock units awarded in 2021 and 2022 were valued at the maximum amount for the stock performance units and the ROIC units.

(5)
This amount constitutes the equivalent of two years’ (three years in the case of Mr. Corrado) salary and bonus for the named executive officer as well as the cash value of contributions that the Company would have made on his behalf for a 3-year period under the CAP 401(k).

(6)
Under the change-in-control agreement, the Company will pay the named executive officer’s health insurance premiums for the remaining term of the agreement provided that the executive has elected COBRA continuation coverage and, at the end of such continuation coverage period, shall arrange for the executive to receive health benefits substantially similar to those which the executive was receiving immediately prior to the termination of the coverage period. The amount for Mr. Corrado reflects the value of the Company’s portion of the cost until Mr. Corrado reaches age 65 and is merely intended as an estimate.

(7)
This amount constitutes the value of life, AD&D, short-term disability and long-term disability insurance premiums that the Company would have paid on the named executive officer's behalf for the four-year term of the change-in-control agreement and is merely intended as an estimate.

(8)	This constitutes the maximum amount that the Company will pay or reimburse to the named executive officer for job outplacement services under the terms of the change-in-control agreement.
46	2023 PROXY STATEMENT

CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the Company’s and its consolidated subsidiaries’ employees to the annual total compensation of Mr. Corrado, the Chief Executive Officer, for the year ended December 31, 2022.
The median of the annual total compensation of all employees of the Company and its consolidated subsidiaries, except the Chief Executive Officer, for 2022 was $45,254. The annual total compensation of the Chief Executive Officer of the Company for 2022 was $2,788,885. Based on this information, the annual total compensation of the Chief Executive Officer was approximately 62 times that of the annual total compensation of our median employee in 2022.
The above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K, using the methodology and material assumptions, adjustments and estimates described below. Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions and adjustments, and make reasonable estimates and assumptions reflecting their compensation practices, our pay ratio may not be comparable to the pay ratio reported by other companies.
We used the following methodology to identify and determine the annual total compensation of the median employee and to determine the annual total compensation of the Chief Executive Officer. As of December 31, 2022, our employee population consisted of approximately 5,320 employees (excluding the Chief Executive Officer), including full-time, part-time and temporary employees employed on that date. To find the median of the annual total compensation of our employees (other than the Chief Executive Officer) as of December 31, 2022, we used the gross taxable wages from our payroll records that were used for IRS reporting purposes on Form W-2 for 2022. Due to the growth and turnover in the employee workforce in 2022 versus 2021, we annualized the compensation for those full-time and permanent part-time employees who were employed during 2022, but who did not work for us the entire 2022 fiscal year. No full-time equivalent adjustments were made for part-time or temporary employees. We identified our median employee using this compensation measure and methodology, which was consistently applied to all employees included in the calculation. After identifying the median employee, we added together all of the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $45,254. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table appearing on page 40 of this Proxy Statement, which is also in accordance with the requirements of Item 402(c)(2)(x).
2023 PROXY STATEMENT	47

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the “compensation actually paid” (the “CAP”) for the named executive officers and certain of the Company’s financial performance measures. The CAP for the named executive officers as reported in this section of this Proxy Statement does not reflect the actual amount of compensation earned by or paid to the named executive officers, but is a calculation derived from the total compensation reported for each named executive officer in the Summary Compensation Table (“SCT”) of this Proxy Statement, as adjusted pursuant to the requirements of Item 402(v) of Regulation S-K. See the “Compensation Discussion and Analysis” section of this Proxy Statement for a discussion of our philosophy on pay-for-performance.
Required Pay Versus Performance Table
The following table discloses information on the CAP for our principal executive officers and (on average) for our other named executive officers (the “non-PEO NEOs”) during the specified years alongside total shareholder return (“TSR”) and net income metrics, as well as the Company-selected measure of Adjusted EBITDA.
Year ($)	Summary Compensation Table Total for PEOs(1)		Compensation Actually Paid to PEOs(2)		Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based on:
	PEO ($)	Former PEO ($)	PEO ($)	Former PEO ($)			Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(5)	Net Income ($)(6)	Adjusted EBITDA ($)(7)
2022	2,788,885	—	2,359,686	—	1,580,889	1,155,190	110.74	97.55	198,581	640,788
2021	2,600,153	—	2,250,495	(94,760)	1,264,304	1,060,692	125.23	120.41	231,420	541,101
2020	2,422,524	1,929,149	3,749,244	1,806,261	1,397,744	2,160,832	133.59	106.29	32,115	496,972
(1)
The dollar amounts in these columns are the amounts reported in the “Total” column of the SCT for Richard F. Corrado, who has been our Chief Executive Officer and principal executive officer (the “PEO”) since May 7, 2020, and Joseph C. Hete, who served as our Chief Executive Officer and principal executive officer from January 1, 2020 through May 7, 2020 (the “Former PEO”).

(2)
The dollar amounts in these columns represent the CAP for Mr. Corrado and Mr. Hete, calculated in accordance with SEC rules. Only those periods during which Mr. Corrado and Mr. Hete served as the principal executive officer are included in the Pay Versus Performance table. The determination of CAP in accordance with Item 402(v) of Regulation S-K requires the following adjustments to the amounts reported in the “Total” column of the SCT.

PEO - Reconciliation of SCT Total to CAP
Year	Reported SCT Total ($)	Reported Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Reported Change in Actuarial Present Value of Pension Benefits ($)(c)	CAP for PEO ($)
2022	2,788,885	(960,180)	530,981	—	2,359,686
2021	2,600,153	(975,116)	625,458	—	2,250,495
2020	2,422,524	(846,496)	2,173,216	—	3,749,244
Former PEO - Reconciliation of SCT Total to CAP
Year	Reported SCT Total ($)	Reported Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Reported Change in Actuarial Present Value of Pension Benefits ($)(c)	CAP for Former PEO ($)
2022	—	—	—	—	—
2021	—	—	(94,760)	—	(94,760)
2020	1,929,149	(1,231,954)	1,109,066	—	1,806,261
(a)	The amounts shown reflect the amounts reported in the “Stock Awards” column of the SCT for the applicable year.
(b)	The required equity award adjustments for each year presented include the addition or subtraction, as applicable, of the following:
(A)	For equity awards granted during the applicable year and which are still outstanding and unvested as of the end of the year, the year-end fair value of such awards;
(B)
For equity awards granted during prior years that were still outstanding and unvested as of the applicable year-end, the change in fair value of such awards as of the applicable year-end compared from the prior year-end;

(C)	For equity awards granted and vested in the same applicable year, the fair value as of the vesting date;
(D)	For equity awards granted in prior years that vested during the applicable year, the amount equal to the change in fair value as of the vesting date from the prior year-end;
(E)	For any awards granted during prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the fair value at the prior year-end; and
48	2023 PROXY STATEMENT

(F)
The fair value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

The specific calculations for each of Mr. Corrado and Mr. Hete for the relevant years are shown in the tables below.
PEO - CAP Equity Awards Adjustment Calculation
Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	842,381	(125,485)	—	(185,915)	—	—	530,981
2021	1,102,910	(244,364)	—	(233,088)	—	—	625,458
2020	1,666,927	300,007	—	206,282	—	—	2,173,216
Former PEO - CAP Equity Awards Adjustment Calculation
Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	—	—	—	—	—	—	—
2021	—	—	—	(94,760)	—	—	(94,760)
2020	—	172,101	1,021,684	472,380	(557,099)	—	1,109,066
(c)
The SEC rules also require CAP to include any actuarially determined service cost or prior service cost under pension plans for services rendered by the executive during the applicable year. However, our executives who participate in the SERP and the RIP ceased accruing service credit under those plans when they were frozen on April 14, 2009 and January 11, 2010, respectively. For this reason, there is no longer service cost or prior service cost and no adjustment is required for this element

(3)
These amounts reflect the average of the amounts reported in the “Total” column of the SCT for the Non-PEO NEOs for each year reported. The Non-PEO NEOs for each year reported are Messrs. Berger, Koharik, Payne and Turner .

(4)
The dollar amounts in these columns represent the average CAP for the Non-PEO NEOs, calculated in accordance with SEC rules. The determination of the average CAP for the Non-PEO NEOs in accordance with Item 402(v) of Regulation S-K requires the following adjustments to the amounts reported in the “Total” column of the SCT:

Non-PEO NEOs - Reconciliation of Average SCT Total to Average CAP Total
Year	Average Reported SCT Total ($)	Average Reported Value of Equity Awards ($) (a)	Average Equity Award Adjustments ($)(b)	Average Reported Change in Actuarial Present Value of Pension Benefits ($)(c)	Average CAP ($)
2022	1,580,889	(720,135)	462,465	(168,029)	1,155,190
2021	1,264,304	(472,904)	275,568	(6,276)	1,060,692
2020	1,397,744	(464,817)	1,227,905	—	2,160,832
(a)	The amounts shown reflect the average amounts reported in the “Stock Awards” column of the SCT for the non-PEO NEOs for the applicable year.
(b)
The required equity award adjustments for each year presented were calculated using the same methodology applied to the adjustments described in footnote (2)(b)(A)-(F) above. The specific calculations for the non-PEO NEOs for the relevant years are shown in the table below.

(c)
The amounts shown reflect the decrease in the actuarial present value for the SERP and the RIP. The SEC rules also require the CAP to include any actuarially determined service cost or prior service cost under pension plans for services rendered by the executive during the applicable year. However, our executives who participate in the SERP and the RIP ceased accruing service credit under those plans when they were frozen on April 14, 2009 and January 11, 2010, respectively. For this reason, there is no longer service cost or prior service cost and no adjustment is required for this element.

2023 PROXY STATEMENT	49

Non-PEO NEOs - CAP Average of Equity Awards Adjustment Calculation
Year	Average Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End ($)	Year Over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2022	631,785	(60,856)	—	(108,464)	—	—	462,465
2021	534,878	(137,853)	—	(121,457)	—	—	275,568
2020	915,319	161,006	—	151,580	—	—	1,227,905
(5)
Pursuant to SEC rules, the TSR figures assume an initial investment of $100 on December 31, 2019. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period. As permitted by SEC rules, the peer group referenced for purpose of the TSR comparison is the group of companies included in the Nasdaq Transportation Index, which is the industry peer group used for purposes of Item 201(e) of Regulation S-K. The peer group TSR is weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The separate peer group used by the Compensation Committee for purposes of determining compensation paid to our executive officers is described on page 30.

(6)	Reflects our net income as presented in accordance with GAAP for each of the years shown.
(7)
While we use numerous financial and non-financial performance measures for the purpose of evaluating performance under our compensation programs, we have determined that Adjusted EBITDA is the financial measure that in our assessment, represents for 2022 the most important performance measure used by us to link CAP to our PEOs and Non-PEO NEOs to our performance. Adjusted EBITDA was a key metric used in our EIC Plan for 2022, as described in more detail beginning on page 33 of this Proxy Statement. Adjusted EBITDA, a non-GAAP financial measure, is defined on page 34 of this Proxy Statement.

Required Tabular List of Most Important Performance Measures Linking 2022 CAP to
Company Performance
As required, we disclose below the most important measures used by the Company to link CAP to our named executive officers (our PEO and Non-PEO NEOs) for 2022 to Company performance. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 30.
2022 Most Important Measures (Unranked)
•	Adjusted EBITDA	•	Adjusted net income	•	Three-year relative TSR
•	Three-year average return on invested capital	•	Pretax earnings
Required Disclosure of the Relationship Between CAP and Financial Performance Measures
As described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program reflects a variable pay-for-performance philosophy. While we consider several performance measures to align executive compensation with our performance, all of those performance measures indicators are not presented in the “Pay Versus Performance” table. The Compensation Committee strives to ensure that our executive compensation program is competitive with that of similarly situated companies and rewards the achievement of short-term and long-term goals that align the interests of our executives and stockholders in seeking to increase stockholder value. Therefore, we do not specifically align our performance measures with CAP, as computed in accordance with Item 402(v) of Regulation S-K.
50	2023 PROXY STATEMENT

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the “Pay Versus Performance” table. In addition, the first graph below further illustrates the relationship between our cumulative TSR and the cumulative TSR of the Nasdaq Transportation Index. As noted above, CAP has been calculated in accordance with SEC rules and does not fully represent the actual final amount of compensation earned by or actually paid to our named executive officers during the applicable years.

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is now, or has ever been, an officer or employee of the Company or any of its subsidiaries. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2022 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. No executive officer of the Company serves or served during 2022 on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or Compensation Committee.
2023 PROXY STATEMENT	51

STOCK OWNERSHIP OF MANAGEMENT
The following table sets forth information as to the shares of common stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC) by each director of the Company and the named executive officers on the Record Date, and by all directors and executive officers as a group:
Name	Common Stock of the Company Beneficially Owned(1)(2)	Percentage of Common Stock Outstanding(3)
Directors(4)
Phyllis J. Campbell	11,969	*
Jeffrey A. Dominick	6,457	*
Joseph C. Hete	494,502	*
Raymond E. Johns, Jr.	24,722	*
Laura J. Peterson	16,621	*
Randy D. Rademacher	129,702	*
J. Christopher Teets(5)	108,626	*
Jeffrey J. Vorholt	129,073	*
Paul S. Williams	7,184	*
Named Executive Officers(6)
Richard F. Corrado, President and Chief Executive Officer(7)	183,222	*
Quint O. Turner, Chief Financial Officer	254,824	*
Edward J. Koharik, III, Chief Operating Officer	35,713	*
W. Joseph Payne, Chief Legal Officer & Secretary	169,667	*
Michael L. Berger, Chief Strategy Officer	30,669	*
All Directors and Executive Officers as a Group (14 Persons)	1,602,951	2.2%
*	Less than 1% of common stock outstanding.
(1)	Except as otherwise noted, none of the individuals shares with another person either voting or investment power as to the shares reported.
(2)
The stock ownership information for the directors includes restricted stock units held by the following directors in the following amounts that have vested and will be converted to stock on a one-for-one basis when their board service ends: Ms. Campbell (3,250) and Messrs. Johns (3,379), Rademacher (79,348), Teets (100,648), Vorholt (91,748), and Williams (7,184).

(3)	Based on 71,737,167 shares outstanding (which includes 226,149 shares of restricted stock and 285,557 restricted stock units (see footnote 2 above)) as of the Record Date.
(4)
The stock ownership information for the directors does not include restricted stock units held by the following directors in the following amounts that have vested but will not be settled within 60 days of the Record Date: Messrs. Johns (3,728) and Rademacher (9,643).

(5)
The information for Mr. Teets does not include shares beneficially owned by Red Mountain Capital Partners LLC. Mr. Teets, a Partner of Red Mountain Capital Partners LLC, disclaims beneficial ownership of the shares of the Company beneficially owned or deemed to be beneficially owned by Red Mountain Capital Partners LLC.

(6)
These amounts include the restricted shares held by Messrs. Corrado (31,300), Turner (20,500), Koharik (17,000), Payne (16,700) and Berger (20,300), as to which the holder has sole voting, but no dispositive power.

(7)	Mr. Corrado also serves as a director.
52	2023 PROXY STATEMENT

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte, an independent registered public accounting firm, examined the financial statements of the Company for 2022 and has been selected by the Audit Committee of the Board to serve as the Company’s independent registered public accounting firm for 2023.
We are asking the stockholders to ratify the Audit Committee’s selection. In the event of a negative vote on the ratification, the Audit Committee may reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Deloitte are expected to be present at the virtual Annual Meeting. The representatives will have an opportunity to make a statement if they so desire and will be available to respond to questions.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	✔
Fees of the Independent Registered Public Accounting Firm
The aggregate fees billed to the Company for professional services by Deloitte in calendar years 2022 and 2021 are as follows:
	Year Ended December 31
	2022	2021
Audit Fees	$1,410,580	$1,390,001
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	2,032	2,032
Total	$1,412,612	$1,392,033
Audit Fees
These are the aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2022 and December 31, 2021, the effectiveness of the Company’s internal controls as of December 31, 2022 and December 31, 2021, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services rendered in connection with the filing of registration statements.
Audit-Related Fees
There were no fees billed for audited-related services for the fiscal years ended December 31, 2022 or December 31, 2021.
Tax Fees
There were no fees billed for tax services for the fiscal years ended December 31, 2022 or December 31, 2021.
All Other Fees
These fees were billed for access to a proprietary accounting and research software tool for each of the fiscal years ended December 31, 2022 and December 31, 2021.
Auditor Independence
In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and the Company's management and determined that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
2023 PROXY STATEMENT	53

Pre-Approval Policy
All audit services for 2022 were pre-approved by the Audit Committee. The charter of the Audit Committee provides for pre-approval of all audit and non-audit services, other than with respect to de minimis exceptions permitted by law or regulation, performed by the Company’s independent registered public accounting firm. Such pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The charter of the Audit Committee authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to non-audit services, but the decision must be presented to the full Committee at the next regularly scheduled Committee meeting.
54	2023 PROXY STATEMENT

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking stockholders to approve an advisory resolution on the Company's compensation of its named executive officers as reported in this Proxy Statement. The Compensation Committee and the Board of Directors believe that the compensation policies and practices of the Company articulated in the “Compensation Discussion and Analysis” contained in this Proxy Statement are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has contributed to the Company's success.
A significant portion of the compensation of our named executive officers is tied closely to the performance of the Company, thus aligning our officers’ interests with those of our stockholders. The annual cash incentive bonus paid to our named executive officers under the Company's Executive Incentive Compensation Plan (“EIC Plan”), as described on pages 33 and 34, is based in large part on the Company's net income from continuing operations and adjusted EBITDA, while the remainder is designed to incentivize and reward the achievement of strategic objectives that are more specifically targeted to the named executive officer. Further, as described on pages 35 and 36 of this Proxy Statement, the grant to our named executive officers of restricted stock and performance-based stock unit awards further aligns our executives’ interests with our stockholders’ interests.
As disclosed under “Stock Ownership Guidelines” and “Stock Ownership of Management,” each of our named executive officers also owns shares of common stock of the Company, thus giving each of them a direct, vested interest in long-term Company performance and stockholder return. Further, with the exception of change in control agreements, the Company does not maintain employment agreements with any of the named executive officers. Each of the named executive officers is employed at will and is expected to perform in order to continue serving as a member of the executive team.
We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 30 of this Proxy Statement, which describes in more detail how our executive compensation policies and practices operate and are designed to achieve our compensation objectives, as well as the “Summary Compensation Table” and other related compensation tables and narrative appearing on pages 40 through 50, which provide detailed information on the compensation of our named executive officers. Also included therein, under “Advisory Votes on Executive Compensation” on page 32, is additional information concerning the results of advisory votes on executive compensation in recent years.
In accordance with provisions of the Exchange Act, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Air Transport Services Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2023 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Compensation Committee and the Board of Directors will review and consider the voting results when making future decisions regarding our executive compensation program.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION PROPOSAL	✔
2023 PROXY STATEMENT	55

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 3 (“say-on-pay vote”) above should occur every year, every two years or every three years.
The Board of Directors recommends that stockholders vote to recommend a say-on-pay vote every year, as a one-year cycle facilitates stockholder engagement and provides the Board and Compensation Committee with more timely and direct feedback on the Company's compensation practices.
We have held a say-on-pay vote at each of our annual meetings of shareholders since 2011 and currently anticipate that we will hold a say-on-pay vote on an annual basis until we hold our next shareholder advisory vote on the frequency of future say-on-pay votes.
This advisory vote on the frequency of future say-on-pay votes is non-binding on the Board of Directors. Stockholders will be able to specify one of four choices for this proposal: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board's recommendation. Although non-binding, the Board and Compensation Committee will carefully review the voting results. Notwithstanding the Board's recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to the Company's compensation program.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY ONE YEAR	✔
56	2023 PROXY STATEMENT

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that the directors and certain officers of the Company, and persons who own more than ten percent of the Company's common stock, file reports of ownership and changes of ownership with the SEC on Forms 3, 4 and 5. Based solely on our review of Forms 3, 4 and 5 and amendments thereby filed electronically with the SEC, and on written representations by the officers and directors of the Company and its subsidiaries regarding their compliance with the filing requirements, the Company believes that in 2022, all such filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that a Form 4 was not timely filed for Mr. Hete, a non-employee director, covering one transaction, and a Form 4 was not timely filed for Mr. Johns, a non-employee director, covering one transaction.
STOCKHOLDER PROPOSALS
Under the rules of the SEC, if you wish to include a proposal in the Company’s proxy statement for the 2024 Annual Meeting, it must be received by the Secretary of the Company at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, no later than December 15, 2023.
Under the Company’s Bylaws, proposals of stockholders intended to be presented at the 2024 Annual Meeting outside of the Company proxy statement process must be received by the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting (i.e., May 24, 2024); provided, however, that in the event the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any proposals received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Company’s Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company. These requirements apply to any matter that a stockholder wishes to raise at the annual meeting other than pursuant to the procedures set forth in Rule 14a-8 under the Exchange Act.
If a stockholder intends to present a proposal at the 2024 Annual Meeting without inclusion of that proposal in our 2024 proxy materials and written notice of the proposal is not received by the Secretary of the Company at our corporate offices by the date determined by the Company’s Bylaws, or if the Company meets other requirements of the SEC rules, proxies solicited by the Board for the 2024 Annual Meeting will confer discretionary authority on the proxy holders named therein to vote on the proposal at the 2024 Annual Meeting.
Stockholders who intend to solicit proxies for the 2024 Annual Meeting in support of director nominees other than the Company’s nominees must provide notice to the Secretary of the Company that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 25, 2024; provided, however, if the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, then such notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.
In each case, written notice must be given to the Secretary of the Company at the following address: Air Transport Services Group, Inc., Attn: Corporate Secretary, 145 Hunter Drive, Wilmington, Ohio 45177.
2023 PROXY STATEMENT	57

ANNUAL REPORT ON FORM 10-K
If any person who was a beneficial owner of common stock of the Company on the Record Date desires copies of the Company’s Annual Report on Form 10-K, such copies will be furnished without charge upon request by writing or calling:
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Attn: Executive Assistant
Telephone: (937) 366-2296
We also make available free of charge the Company’s Report on Form 10-K through our Internet website at www.atsginc.com.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 24, 2023
This Proxy Statement is available at www.proxyvote.com.
OTHER MATTERS
Management is not aware at this time that any other matters are to be presented for action at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the proxy will vote all proxies in accordance with their best judgment unless the stockholder has indicated that the shares represented thereby are not to be voted on such other matters.
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO VOTE BY USING THE INTERNET, TELEPHONE OR BY FILLING IN, SIGNING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY PLAN TO BE PRESENT AT THE MEETING.
By Order of the Board of Directors

W. JOSEPH PAYNE
Secretary

April 13, 2023
58	2023 PROXY STATEMENT

Air Transport Services Group
145 Hunter Drive
Wilmington, OH 45177

atsginc.com

AIR TRANSPORT SERVICES GROUP, INC.
145 HUNTER DRIVE
WILMINGTON, OH 45177

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 23, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 22, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 23, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 22, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V07219-P85791 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AIR TRANSPORT SERVICES GROUP, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Phyllis J. Campbell	☐	☐	☐
1b. Richard F. Corrado	☐	☐	☐
1c. Jeffrey A. Dominick	☐	☐	☐
1d. Joseph C. Hete	☐	☐	☐
1e. Raymond E. Johns, Jr.	☐	☐	☐
1f. Laura J. Peterson	☐	☐	☐
1g. Randy D. Rademacher	☐	☐	☐
1h. J. Christopher Teets	☐	☐	☐
1i. Jeffrey J. Vorholt	☐	☐	☐
1j. Paul S. Williams	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Company proposal to ratify the selection of Deloitte and Touche LLP as the independent registered public accounting firm of the Company for 2023.	☐	☐	☐
3. Advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote "1 Year" for Proposal 4.	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: Certification: Pursuant to federal law and the Company's Certificate of Incorporation, the Company's voting stock is subject to certain foreign ownership restrictions. By signing below, you represent that you are a United States citizen as that term is defined by 49 U.S.C. §40102(a)(15) or that the shares of stock represented by the proxy have been registered in the Foreign Stock Record of the Company.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V07220-P85791

AIR TRANSPORT SERVICES GROUP, INC.
Annual Meeting of Stockholders
May 24, 2023 11:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Joseph C. Hete and Randy D. Rademacher, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of Air Transport Services Group, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND "1 YEAR" FOR PROPOSAL 4.

Continued and to be signed on reverse side